UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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UNIFI, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAKERS OF REPREVE®

UNIFI, INC.

Notice of Annual Meeting

and

Proxy Statement

2016 Annual Meeting of Shareholders

October 26, 2016

MAKERS OF REPREVE®

Unifi, Inc.

7201 West Friendly Avenue

Greensboro, North Carolina 27410

September     , 2016

Dear Shareholder:

On behalf of the Board of Directors and the management of Unifi, Inc., I invite you to the 2016 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at 8:30 a.m. (Eastern Time) on Wednesday, October 26, 2016 at The Roosevelt Hotel located at 45 East 45th Street & Madison Avenue, New York, New York 10017. Details regarding admission to the meeting and the business to be conducted are described in the accompanying Notice of 2016 Annual Meeting of Shareholders and Proxy Statement.

I hope that you will attend the Annual Meeting in person, but even if you are planning to come, I strongly encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The Proxy Statement explains more about voting. Please read it carefully.

Thank you for your continued support.

Sincerely,

Thomas H. Caudle, Jr.

President

UNIFI, INC.

7201 West Friendly Avenue

Greensboro, North Carolina 27410

(336) 294-4410

Notice of 2016 Annual Meeting of Shareholders

The 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Unifi, Inc. (the “Company”) will be held at 8:30 a.m. (Eastern Time) on Wednesday, October 26, 2016 at The Roosevelt Hotel located at 45 East 45th Street & Madison Avenue, New York, New York 10017, for the purpose of voting on the following matters:

1.	To elect the eight (8) directors nominated by the Board of Directors;

2.	To approve the amendment to the Company’s Restated Certificate of Incorporation to reduce the required minimum number of directors on the Board of Directors;

3.	To approve, on an advisory basis, the compensation paid to the Company’s named executive officers in fiscal 2016;

4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2017; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors unanimously recommends a vote “FOR” Proposals 1, 2, 3 and 4. The persons named as proxies will use their discretion to vote on other matters that may properly arise at the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record as of the close of business on September 1, 2016 will be entitled to vote at the Annual Meeting. You may obtain directions to the Annual Meeting, where you may vote in person, by calling (336) 294-4410.

Your vote is important. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote as soon as possible to ensure that your shares are represented at the meeting. If you received a hard copy of the proxy materials by mail, you may vote your shares by proxy using one of the following methods: (i) vote via the Internet; (ii) vote by telephone; or (iii) complete, sign, date and return your proxy card in the postage-paid envelope provided. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares at the Internet site address listed on your Notice. If you hold your shares through an account with a bank, broker or similar organization, please follow the instructions you receive from the holder of record to vote your shares.

By Order of the Board of Directors,

Ben Sirmons

Secretary and Assistant General Counsel

September     , 2016

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders To Be Held on October 26, 2016:

The Notice of Annual Meeting and Proxy Statement and the 2016 Annual Report to Shareholders

are available at www.proxyvote.com.

		Page
General Information		1
Security Ownership of Certain Beneficial Owners and Management		6
Proposal 1:	Election of Directors	9
	Nominees for Director	9
Corporate Governance		12
	The Board of Directors	12
	Documents Available	12
	Director Independence	12
	Board Leadership Structure	13
	Board Committees	14
	Director Meeting Attendance	16
	Director Nomination Process	16
	Shareholder Recommendations of Director Candidates	16
	Annual Evaluation of Directors and Board Committee Members	17
	No Hedging, Pledging or Short Selling	17
	Related Person Transactions	17
	The Board’s Role in Risk Oversight	18
	Compensation Committee Advisors	18
	Communications with the Board of Directors	19
Director Compensation		19
Compensation Discussion and Analysis		21
Executive Compensation Tables		31
Equity Compensation Plan Information		37
Section 16(a) Beneficial Ownership Reporting Compliance		38
Compensation Committee Interlocks and Insider Participation		38
Compensation Committee Report		38
Audit Committee Report		39
Proposal 2:	Approval of the Amendment to the Company’s Restated Certificate of Incorporation to Reduce the Required Minimum Number of Directors on the Board of Directors	40
Proposal 3:	Advisory Vote to Approve Named Executive Officer Compensation	41
Proposal 4:	Ratification of the Appointment of Independent Registered Public Accounting Firm	42
	Fees Paid to Independent Registered Public Accounting Firm	42
	Audit Committee Pre-Approval of Audit and Non-Audit Services	42
Additional Information		44
	Shareholder Proposals for the 2017 Annual Meeting	44
	2016 Annual Report to Shareholders	44
	Annual Report on Form 10-K	44
	Householding	44
Appendix A: Non-GAAP Financial Performance Measures		A-1

i

PROXY STATEMENT

The Board of Directors (the “Board of Directors” or the “Board”) of Unifi, Inc. (“Unifi” or the “Company”) is providing these materials to you in connection with the 2016 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at 8:30 a.m. (Eastern Time) on Wednesday, October 26, 2016 at The Roosevelt Hotel located at 45 East 45th Street & Madison Avenue, New York, New York 10017.

General Information

Why am I receiving these materials?

You have received these materials because the Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that Unifi is required to provide you under the Securities and Exchange Commission rules and regulations (the “SEC rules”) and is designed to assist you in voting your shares.

What is a proxy?

The Board is asking for your proxy. This means you authorize persons selected by the Company to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted in accordance with the shareholder’s specific voting instructions.

Why did I receive a one-page notice regarding internet availability of proxy materials instead of a full set of proxy materials?

The SEC rules allow companies to choose the method for delivery of proxy materials to shareholders. For most shareholders, the Company has elected to mail a notice regarding the availability of proxy materials on the Internet (the “Notice of Internet Availability”), rather than sending a full set of these materials in the mail. The Notice of Internet Availability, or a full set of the proxy materials (including the Proxy Statement and form of proxy), as applicable, was sent to shareholders beginning September     , 2016, and the proxy materials were posted on the investor relations portion of the Company’s website, www.unifi.com, and on the website referenced in the Notice of Internet Availability on the same day. Utilizing this method of proxy delivery expedites receipt of proxy materials by shareholders and lowers the cost of the Annual Meeting. If you would like to receive a paper or e-mail copy of the proxy materials, you should follow the instructions in the Notice of Internet Availability for requesting copies.

What is included in these materials?

These materials include:

●	the Notice of Annual Meeting and Proxy Statement; and

●	the 2016 Annual Report to Shareholders, which contains the Company’s fiscal 2016 audited consolidated financial statements.

If you received printed copies of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

What items will be voted on at the Annual Meeting?

There are four (4) proposals scheduled to be voted on at the Annual Meeting:

●	the election of the eight (8) directors nominated by the Board of Directors;

●	the approval of the amendment to the Company’s Restated Certificate of Incorporation to reduce the required minimum number of directors on the Board of Directors;

●	the approval, on an advisory basis, of the compensation paid to the Company’s named executive officers in fiscal 2016; and

●	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2017.

The Board is not aware of any other matters to be brought before the Annual Meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the Board’s voting recommendations?

The Board unanimously recommends that you vote your shares:

●	“FOR” the election of each of the eight (8) directors nominated by the Board of Directors;

●	“FOR” the approval of the amendment to the Company’s Restated Certificate of Incorporation to reduce the required minimum number of directors on the Board of Directors;

●	“FOR” the approval, on an advisory basis, of the compensation paid to the Company’s named executive officers in fiscal 2016; and

●	“FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2017.

Who can attend the Annual Meeting?

Admission to the Annual Meeting is limited to:

●	shareholders of record as of the close of business on September 1, 2016;

●	holders of valid proxies for the Annual Meeting; and

●	invited guests.

Admission to the meeting will be on a first-come, first-served basis. Each shareholder may be asked to present valid photo identification, such as a driver’s license or passport, and proof of stock ownership as of the record date.

When is the record date and who is entitled to vote?

The Board set September 1, 2016 as the record date. As of the record date,              shares of common stock, $0.10 par value per share, of the Company (the “Common Stock”) were issued and outstanding. Shareholders are entitled to one vote per share of Common Stock outstanding on the record date on any proposal presented at the Annual Meeting.

What is a shareholder of record?

A shareholder of record or registered shareholder is a shareholder whose ownership of Common Stock is reflected directly on the books and records of the Company’s transfer agent, American Stock Transfer & Trust Company, LLC. If you hold Common Stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in street name and are not a shareholder of record. For shares held in street name, the shareholder of record is your bank, broker or similar organization. The Company only has access to ownership records for the registered shares. If you are not a shareholder of record and you wish to attend the Annual Meeting, the Company will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your bank, broker or other nominee, or a copy of your voting instruction form or Notice of Internet Availability.

How do I vote?

You may vote by any of the following methods:

●

In person.  Shareholders of record and beneficial owners of shares held in street name may vote in person at the Annual Meeting. If you hold shares in street name, you must also obtain a legal proxy from the shareholder of record to vote in person at the meeting.

●

By phone or via the Internet.  Shareholders of record may vote by proxy, by phone or via the Internet, by following the instructions included in the proxy card or Notice of Internet Availability provided or the instructions you receive by e-mail. If you are a beneficial owner of shares held in street name, your ability to vote by phone or via the Internet depends on the voting procedures of the shareholder of record (e.g., your bank, broker or other nominee). Please follow the directions included in the voting instruction form or Notice of Internet Availability provided to you by the shareholder of record.

●	By mail. Shareholders of record and beneficial owners of shares held in street name may vote by proxy by completing, signing, dating and returning the proxy card or voting instruction form provided.

How can I revoke my proxy or change my vote?

You may revoke your proxy or change your vote as follows:

●

Shareholders of record.  You may revoke your proxy or change your vote at any time prior to the taking of the vote at the Annual Meeting by (i) submitting a written notice of revocation to the Company’s Secretary at Unifi, Inc. c/o Secretary, 7201 West Friendly Avenue, Greensboro, North Carolina 27410; (ii) delivering a proxy bearing a later date using any of the voting methods described in the immediately preceding Q&A, including by phone or via the Internet, and until the applicable deadline for each method specified in the accompanying proxy card or voting instruction form or Notice of Internet Availability; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the meeting. For all methods of voting, the last vote cast will supersede all previous votes.

●

Beneficial owners of shares held in street name.  You may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other nominee, or, if you have obtained a legal proxy from your bank, broker or other nominee, by attending the Annual Meeting and voting in person.

What happens if I do not give specific voting instructions?

Shareholders of record.  If you are a shareholder of record and you vote by proxy, by phone, via the Internet or by signing, dating and returning a proxy card, without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners of shares held in street name.  If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is referred to as a “broker non-vote.”

The election of directors, the approval of the amendment to the Company’s Restated Certificate of Incorporation and the advisory vote to approve the compensation paid to the Company’s named executive officers in fiscal 2016 are non-routine matters. Consequently, without your voting instructions, the organization that holds your shares cannot vote your shares on these proposals. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2017 is considered a routine matter.

What is the voting requirement to approve each of the proposals?

●

Proposal 1, Election of Directors.  Directors shall be elected by the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). If any nominee for director receives a greater number of votes “against” his or her election than votes “for” such election, our Restated By-laws provide that such person shall be deemed to have tendered to the Board his or her resignation as a director. There is no cumulative voting with respect to the election of directors.

●

Proposal 2, Approval of the Amendment to the Company’s Restated Certificate of Incorporation.  Approval of the amendment to the Company’s Restated Certificate of Incorporation to reduce the required minimum number of directors on the Board of Directors requires the affirmative vote of a majority of the outstanding shares of Common Stock (meaning the number of shares voted “for” the proposal must represent a majority of the outstanding shares of Common Stock).

●

Proposal 3, Advisory Vote to Approve Named Executive Officer Compensation.  Advisory approval of the compensation paid to the Company’s named executive officers in fiscal 2016 requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal).

●

Proposal 4, Ratification of the Appointment of Independent Registered Public Accounting Firm.  Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2017 requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal).

●

Other Items.  Approval of any other matters requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” the item must exceed the number of shares voted “against” such item).

What is the quorum for the Annual Meeting? How are abstentions and broker non-votes treated?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote is necessary for the transaction of business at the Annual Meeting. Your shares are counted as being present if you vote in person at the Annual Meeting, by telephone, via the Internet, or by submitting a properly executed proxy card or voting instruction form by mail. Abstentions and broker non-votes are counted as present for the purpose of determining a quorum for the Annual Meeting.

With respect to Proposal 1, the election of directors, you may vote “for” or “against” each of the nominees for the Board, or you may “abstain” from voting for one or more nominees. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will therefore have no effect on the election of director nominees.

With respect to Proposals 2, 3 and 4, the approval of the amendment to the Company’s Restated Certificate of Incorporation, the advisory vote to approve the compensation paid to the Company’s named executive officers in fiscal 2016 and the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2017, you may vote “for,” “against” or “abstain” from voting on these proposals. For Proposal 2, abstentions and broker non-votes will have the same effect as votes against the proposal. For Proposals 3 and 4, abstentions and broker non-votes are not considered votes cast for the foregoing purposes and will therefore have no effect on the vote for these proposals.

Who are the proxy holders and how will they vote?

The persons named as attorneys-in-fact in the proxies, Thomas H. Caudle, Jr. and Sean D. Goodman, were selected by the Board and are officers, and with respect to Mr. Caudle, a director, of the Company. If you are a shareholder of record and return an executed and dated proxy card but do not provide specific voting instructions, your shares will be voted on the proposals as follows:

●	“FOR” the election of each of the eight (8) directors nominated by the Board of Directors;

●	“FOR” the approval of the amendment to the Company’s Restated Certificate of Incorporation to reduce the required minimum number of directors on the Board of Directors;

●	“FOR” the approval, on an advisory basis, of the compensation paid to the Company’s named executive officers in fiscal 2016; and

●	“FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2017.

If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted in the discretion of the proxy holders.

Who pays for solicitation of proxies?

The Company is paying the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes. In addition to soliciting the proxies by mail and the Internet, certain of the Company’s directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and e-mail. The Company has retained Alliance Advisors, LLC to provide certain monitoring and vote reporting services, for which the Company has paid such firm a fee of $5,000, and may request the firm to perform proxy solicitation services, for which the Company could incur additional costs of $7,500, plus, in each case, reimbursement of expenses.

Where can I find the voting results of the Annual Meeting?

The Company will announce preliminary or final voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four (4) business days of the completion of the meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table provides information about the beneficial ownership of the Company’s Common Stock as of August 23, 2016, by each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock as well as each director, nominee for director, named executive officer and all directors and executive officers as a group. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, (i) shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within sixty (60) days of August 23, 2016 and (ii) shares of restricted stock units which vest within sixty (60) days of August 23, 2016 are deemed outstanding. These shares or units, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage ownership is based on 17,995,945 shares of Common Stock outstanding as of August 23, 2016. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities indicated as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated in the footnotes below, the address for each of the beneficial owners is c/o Unifi, Inc., 7201 West Friendly Avenue, Greensboro, North Carolina 27410.

Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership		Ownership Percentage
5% Shareholders:
Dimensional Fund Advisors LP	1,613,892	(1)	8.97%
BlackRock, Inc.	1,452,746	(2)	8.07%
Kenneth G. Langone	1,240,666	(3)	6.89%
Impala Asset Management LLC	1,147,241	(4)	6.37%
Directors, Director Nominees and Named Executive Officers:
R. Roger Berrier, Jr.	7,997	(5)	*
Robert J. Bishop	1,191,100	(6)	6.62%
Thomas H. Caudle, Jr.	70,539	(7)	*
Paul R. Charron	12,774	(8)	*
Archibald Cox, Jr.	166,800	(9)	*
Sean D. Goodman	0		—
William L. Jasper	218,754	(10)	1.20%
James M. Kilts	6,903	(11)	*
Kenneth G. Langone	1,240,666	(3)	6.88%
James D. Mead	9,435	(12)	*
James M. Otterberg	0		—
Suzanne M. Present	20,235	(13)	*
Christopher A. Smosna	14,999	(14)	*
Directors and executive officers as a group (11 persons)	2,952,205		16.40%

*	Less than 1%.

(1)

This information is based upon a Schedule 13G/A filed with the SEC on February 9, 2016 by Dimensional Fund Advisors LP (“Dimensional”), whose address is Building One, 6300 Bee Cave Road, Austin, Texas 78746. The Schedule 13G/A reports that Dimensional has sole voting power over 1,579,182 shares, shared voting power over no shares and sole investment power over all of the shares shown. Dimensional provides investment advice to four registered investment companies and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, funds, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the securities owned by the Funds and may be deemed to beneficially own these shares. However, all securities reported on the Schedule 13G/A are owned by the Funds, and Dimensional and its subsidiaries disclaim beneficial ownership of all of the shares shown.

(2)	This information is based upon a Schedule 13G/A filed with the SEC on January 27, 2016 by BlackRock, Inc. (“BlackRock”), whose address is 55 East 52nd Street, New York, New York 10055. The Schedule 13G/A reports that BlackRock has sole voting power over 1,418,182 shares, shared voting power over no shares and sole investment power over all of the shares shown.

(3)	Includes 130,000 shares owned by Invemed Associates LLC, in which Mr. Langone owns an 81% interest and of which Mr. Langone has shared voting and investment power; 30,000 shares owned by Mr. Langone’s wife, as to which he has shared voting and investment power and of which Mr. Langone disclaims beneficial ownership; 22,968 shares that Mr. Langone has the right to receive pursuant to restricted stock units that will automatically convert into shares of Common Stock following termination of his services as a director; and 6,666 shares that Mr. Langone has the right to purchase pursuant to stock options that are currently exercisable.

(4)	This information is based upon a Schedule 13G/A filed with the SEC on February 12, 2016 by Impala Asset Management LLC, whose address is 107 Cherry Street, New Canaan, Connecticut 06840. The Schedule 13G/A reports that Impala Asset Management LLC has sole voting and investment power over all of the shares shown. Impala Asset Management LLC, in its capacity as the investment adviser or manager to various private funds, has the power to direct the investment activities of each of the private funds.

(5)	Includes 7,066 shares owned by the Julie Beamer Berrier Revocable Trust, as to which Mr. Berrier has shared voting and investment power.

(6)	Consists of 1,189,197 shares owned by Impala Asset Management LLC and Impala Asset Advisors LLC of which Mr. Bishop is the founder, managing principal and a member; and 1,903 shares that Mr. Bishop has the right to receive pursuant to restricted stock units that will automatically convert into shares of Common Stock following termination of his services as a director.

(7)	Includes 7,500 shares that Mr. Caudle has the right to receive pursuant to restricted stock units that will automatically convert into shares of Common Stock following termination of his employment with the Company; and 61,499 shares that Mr. Caudle has the right to purchase pursuant to stock options that are currently exercisable.

(8)	Includes 2,774 shares that Mr. Charron has the right to receive pursuant to restricted stock units that will automatically convert into shares of Common Stock following termination of his services as a director.

(9)	Includes 22,968 shares that Mr. Cox has the right to receive pursuant to restricted stock units that will automatically convert into shares of Common Stock following termination of his services as a director; and 6,666 shares that Mr. Cox has the right to purchase pursuant to stock options that are currently exercisable.

(10)	Includes 166,470 shares that Mr. Jasper has the right to purchase pursuant to stock options that are currently exercisable.

(11)	Includes 1,903 shares that Mr. Kilts has the right to receive pursuant to restricted stock units that will automatically convert into shares of Common Stock following termination of his services as a director.

(12)	Includes 3,086 shares that Mr. Mead has the right to receive pursuant to restricted stock units that will automatically convert into shares of Common Stock following termination of his services as a director; and 5,849 shares owned by Mr. Mead’s wife, as to which he disclaims beneficial ownership.

(13)	Consists of 20,235 shares that Ms. Present has the right to receive pursuant to restricted stock units that will automatically convert into shares of Common Stock following termination of her services as a director.

(14)	Consists of 14,999 shares that Mr. Smosna has the right to purchase pursuant to stock options that are currently exercisable.

Proposal 1: Election of Directors

The Board currently consists of nine (9) members. William L. Jasper, who served as Chairman and Chief Executive Officer of the Company until April 2016, is not standing for reelection. Effective on the date of the Annual Meeting, the size of the Board will be reduced to eight (8) members.

On the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated the eight (8) persons named below for election as directors at the Annual Meeting. If elected, each nominee will serve until his or her term expires at the 2017 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.

All of the nominees are currently serving as directors. Except for James D. Mead, who was elected to the Board in December 2015, Paul R. Charron, who was elected to the Board in February 2016, and Robert J. Bishop, Thomas H. Caudle, Jr. and James M. Kilts, who were each elected to the Board in April 2016, all of the nominees were elected to the Board at the 2015 Annual Meeting of Shareholders. Messrs. Bishop, Charron, Kilts and Mead were initially identified to the Board as potential directors by non-management directors of the Company.

Although the Company knows of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holders intend to vote your shares for any substitute nominee proposed by the Board. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the eight (8) nominees named in this Proxy Statement.

The Board of Directors unanimously recommends that you vote “FOR” the election of each of the eight (8) nominees listed below.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote “FOR” the election of each of the eight (8) nominees listed below.

Nominees for Director

Listed below are the eight (8) persons nominated for election to the Board. The following paragraphs include information about each director nominee’s business background, as furnished to the Company by the nominee, and additional experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve on the Board.

Name	Age	Principal Occupation	Director Since
Robert J. Bishop	59	Managing Principal, Impala Asset Management LLC	2016
Thomas H. Caudle, Jr.	64	President of Unifi	2016
Paul R. Charron	74	Independent Management Consultant	2016
Archibald Cox, Jr.	76	Chairman, Sextant Group, Inc.	2008
James M. Kilts	68	Founding Partner, Centerview Capital	2016
Kenneth G. Langone	80	President and Chief Executive Officer, Invemed Associates LLC	1969
James D. Mead	72	President, James Mead & Company	2015
Suzanne M. Present	57	Principal, Gladwyne Partners, LLC	2011

Robert J. Bishop

Mr. Bishop founded Impala Asset Management LLC, a private investment management company, in 2004 and is the managing principal of the firm and manages the Impala, Waterbuck and Alpha Funds. From 2002 to 2003, he was Chief Investment Officer at Soros Fund Management overseeing the Quantum Endowment Fund. From 1998 to 2002, he was a principal at Maverick Capital. Mr. Bishop was a portfolio manager at Kingdon Capital from 1995 to 1998 and from 1992 to 1995 he was a managing director of Tiger Management. From 1986 to 1992, Mr. Bishop was an equity analyst at Salomon Brothers and from 1980 to 1984 he worked as a legislative assistant/director for Congressmen Toby Roth and Don Ritter.

Mr. Bishop brings valuable financial and managerial expertise to the Board through his extensive experience in investment and asset management.

Thomas H. Caudle, Jr.

Mr. Caudle has served as President of Unifi since April 2016. Previously, he was Vice President of Manufacturing of the Company from October 2006 to April 2016 and Vice President of Global Operations of the Company from April 2003 until October 2006. Mr. Caudle joined Unifi in 1982 and, since that time, has served in a variety of other leadership roles, including Senior Vice President in charge of manufacturing for the Company and Vice President of Manufacturing Services.

Mr. Caudle’s more than 30 years of experience with Unifi give him a comprehensive knowledge of the Company and the textile industry. He also brings important managerial and operational expertise to the Board.

Paul R. Charron

Mr. Charron has been a management consultant since 2007. He served as Chairman and Chief Executive Officer of Liz Claiborne, Inc. from 1996 to 2006 and was President and Chief Executive Officer in 1995 and Vice Chairman and Chief Operating Officer in 1994. Before joining Liz Claiborne Inc., Mr. Charron held executive positions with each of V.F. Corporation (between 1988 and 1994), Brown & Bigelow (between 1983 and 1987) and Cannon Mills Company (between 1981 and 1983), after beginning his business career in positions with The Procter & Gamble Company (1971 to 1978) and General Foods Corporation (1979 to 1981). Mr. Charron served as a director of Campbell Soup Company from 2003 to 2015 and as Chairman of its board of directors from 2009 to 2015. He served as Senior Advisor to Warburg Pincus from 2008 to 2012. Mr. Charron has also been a member of Escada SE’s (Germany) Supervisory Board since 2013.

Mr. Charron brings to the Board extensive experience in a number of critical areas, including leadership, strategic management and corporate strategy skills. Mr. Charron also brings to the Board valuable experience with consumer businesses.

Archibald Cox, Jr.

Mr. Cox has served as Chairman of Sextant Group, Inc., a financial advisory and private equity firm, since 1993. Mr. Cox is the former Chairman of Barclays Americas, a position he held from May 2008 until June 2011. Mr. Cox was a director of Hutchinson Technology Incorporated from May 1996 to September 2009, was the Chairman of Magnequench, Inc., a manufacturer of magnetic material, from September 2005 to September 2006 and was the President and Chief Executive Officer of Magnequench, Inc., from October 1995 to August 2005. He was Chairman of Neo Material Technologies Inc., a manufacturer of rare earth, zirconium and magnetic materials, from September 2005 to September 2006. Mr. Cox also serves on the boards of several private companies and as chairman of two of these companies. Since July 2012, Mr. Cox has served on the board of trustees of St. Paul’s School, a secondary educational institution located in Concord, New Hampshire, where he currently serves as board president.

Mr. Cox brings to the Board executive decision-making skills, operating and management experience, expertise in finance, and investment and business development experience. In addition, Mr. Cox brings to the Board considerable experience with financial and strategic planning matters critical to the oversight of the Company’s financial reporting, compensation practices and business strategy implementation.

James M. Kilts

Mr. Kilts is the founding partner of Centerview Capital, a private equity firm which was founded in 2006. Mr. Kilts served as Chairman and Chief Executive Officer of The Gillette Company from 2001, and as President from 2003, until it merged with The Procter & Gamble Company in 2005, at which time he became Vice Chairman of The Procter & Gamble Company. Prior to Gillette, Mr. Kilts served as President and Chief Executive Officer of Nabisco Group Holdings Corporation from 1998 until its acquisition by the Philip Morris Companies in 2000. Before joining Nabisco, Mr. Kilts was an Executive Vice President of the Philip Morris

Companies from 1994 to 1997 and headed the Worldwide Food Group. In that role, Mr. Kilts was responsible for integrating Kraft and General Foods and for shaping the group’s domestic and international strategy. Mr. Kilts has served as a member of the board of directors of MetLife, Inc. since 2005, Pfizer Inc. since 2007, Nielsen Holdings plc since 2006, and Conyers Park Acquisition Corp. since June 2016. Mr. Kilts was also Chairman of Nielsen Holdings N.V. until 2013, Chairman of Nielsen Company B.V. until 2014, Chairman of Big Heart Pet Brands until 2015 and a director of MeadWestvaco Corporation until 2014.

As Chief Executive Officer of Gillette and Nabisco and as Vice Chairman of Procter & Gamble, Mr. Kilts developed valuable business, leadership and strategic management skills, including expertise in cost management, value creation and resource allocation. Mr. Kilts also brings to the Board valuable experience with consumer businesses.

Kenneth G. Langone

Mr. Langone has been President and Chief Executive Officer of Invemed Associates LLC, an investment banking firm, since 1974. From 2011 to 2013, he served as Chief Executive Officer, President and Chairman of Geeknet, Inc., a retailer of a wide range of products aimed at technology enthusiasts. Mr. Langone was a co-founder, and served as a director from 1978 to 2008, of The Home Depot, Inc. Mr. Langone was a director of ChoicePoint Inc. from 2002 to 2008, Geeknet, Inc. from 2010 to 2015, General Electric Company from 1999 to 2005 and YUM! Brands, Inc. from 1997 to 2012.

Mr. Langone brings to the Board extensive operating and management experience, including as Chief Executive Officer of a financial services business, financial expertise, and public company directorship and committee experience. In addition, Mr. Langone’s extensive service on the Board of Directors provides the Board with a valuable historical perspective through which it can contextualize and direct the Company’s performance and strategic planning.

James D. Mead

Mr. Mead is the founder, owner and President of James Mead & Company, a Connecticut-based executive search and management consulting firm. Since founding James Mead & Company in 1988, Mr. Mead has handled executive search and management consulting assignments for numerous major publicly held companies and for several portfolio companies of major private equity firms. Prior to that, Mr. Mead held several positions with The Procter & Gamble Company from 1970 to 1984, including serving as the head of Procter & Gamble’s worldwide sales personnel and the multi-division manager in Europe and North America.

Mr. Mead brings to the Board extensive experience in a number of critical areas, including leadership and strategic management skills.

Suzanne M. Present

Ms. Present is a co-founder and has been a principal of Gladwyne Partners, LLC, a private partnership fund manager, since June 1998. She has also served, since 2014, as executive director of Ken’s Krew, Inc., a non-profit organization that provides training and other support services to individuals with intellectual and developmental disabilities to assist with entering the workforce. Ms. Present currently serves on the board of directors of Anshe Chung Studios, Limited, a privately-held Chinese-based developer of content for virtual worlds, and she served on the board of directors of Geeknet, Inc. until 2010.

Through her experiences at Gladwyne Partners and service on various boards of directors, Ms. Present developed extensive financial expertise important to the oversight of the Company’s audit functions and analysis of business strategies.

Corporate Governance

The Board of Directors

The Company is governed by the Board of Directors and its various committees. The Board and its committees have general oversight responsibility for the affairs of the Company. In exercising its fiduciary duties, the Board represents and acts on behalf of Unifi’s shareholders. The Board has adopted written corporate governance policies, principles and guidelines, known as the Corporate Governance Guidelines. The Board also has adopted (i) a Code of Business Conduct and Ethics (the “Code of Ethics”), which applies to the Company’s directors and executive officers, including the principal executive officer, principal financial officer and principal accounting officer, and (ii) an Ethical Business Conduct Policy Statement (the “Ethics Policy Statement”), which applies to the Company’s directors and all of the Company’s officers and employees. The Code of Ethics and the Ethics Policy Statement include guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting and other related topics.

Documents Available

All of the Company’s corporate governance materials, including the charters for the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, the Corporate Governance Guidelines, the Code of Ethics and the Ethics Policy Statement, are published on the investor relations portion of the Company’s website at www.unifi.com. These materials are also available in print free of charge to any shareholder upon request by contacting the Company at Unifi, Inc., 7201 West Friendly Avenue, Greensboro, North Carolina 27410, Attention: Investor Relations, or by telephone at (336) 294-4410. Any modifications to these corporate governance materials will be reflected, and the Company intends to post any amendments or waivers to the Code of Ethics on the investor relations portion of the Company’s website at www.unifi.com. By referring to the Company’s website, www.unifi.com, or any portion thereof, including the investor relations portion of the Company’s website, the Company does not incorporate its website or its contents into this Proxy Statement.

Director Independence

The Board believes that a majority of its members are independent under both the applicable New York Stock Exchange rules (the “NYSE rules”) and the applicable SEC rules. The NYSE rules provide that a director does not qualify as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). The NYSE rules recommend that a board of directors consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with a company. The Board has adopted Director Independence Standards, which incorporate the independence standards of the NYSE rules, to assist the Board in determining whether a director has a material relationship with Unifi. The Director Independence Standards are available on the investor relations portion of the Company’s website, www.unifi.com, as an attachment to the Corporate Governance Guidelines.

In July 2016, the Board of Directors, with the assistance of the Corporate Governance and Nominating Committee, conducted an evaluation of director independence based on the Director Independence Standards, the NYSE rules and the SEC rules. The Board considered all relationships and transactions between each director (and his or her immediate family and affiliates) and each of Unifi, its management and its independent registered public accounting firm, as well as the transactions described below under “Related Person Transactions.” In making its independence determination with respect to Mr. Langone, the Board also considered specifically the relationship between the Company and Invemed Associates LLC (“Invemed”). Mr. Langone is President and Chief Executive Officer of, and owns an 81% interest in, Invemed. In fiscal 2016, the Company paid approximately $4,120 in commissions to Invemed as the Company’s broker to execute open-market stock purchase transactions under the Company’s stock repurchase program. Invemed does not provide any professional services for the Company, nor does it provide investment banking or other substantive financial or business advice or services in executing the Company’s instructions. The Company’s management makes all decisions regarding the stock repurchase program and does not confer any discretion with respect to the program on Invemed. The Board views the brokerage services provided by Invemed as administrative and ministerial in nature, and in any event does not view the Invemed services as a “material” transactional relationship.

As a result of its director independence evaluation in July 2016, the Board determined those relationships that do exist or did exist within the last three fiscal years (except for Messrs. Caudle’s and Jasper’s) all fall below the thresholds in the Director Independence Standards. Consequently, the Board of Directors determined that each of Messrs. Bishop, Charron, Cox, Kilts, Langone and Mead and Ms. Present is an independent director under the Director Independence Standards, the NYSE rules and the SEC rules. The Board also determined that each member of the Audit, Compensation and Corporate Governance and Nominating Committees (see membership information below under “Board Committees”) is independent, including that each member of the Audit Committee is “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board Leadership Structure

The Company’s Corporate Governance Guidelines provide the Board with flexibility to select the appropriate leadership structure at a particular time based on the specific needs of the Company’s business and what is in the best interests of the Company and its shareholders. The Company’s Corporate Governance Guidelines provide that the Board has no established policy on whether the positions of Chairman of the Board and principal executive officer should be held by the same or different persons.

The Company currently has separated the roles of Chairman of the Board and principal executive officer. James D. Mead serves as the Non-Executive Chairman of the Board and Thomas H. Caudle, Jr., as President, serves as the Company’s principal executive officer. The Company previously combined the roles of Chairman of the Board and principal executive officer and, in the future, the Board may determine in certain circumstances that it is in the best interests of the Company and its shareholders for the same person to hold the positions of Chairman of the Board and principal executive officer. The Board, however, believes that the Company’s present leadership structure is appropriate for the Company at the current time, as it provides an appropriate balance between the two roles. Mr. Caudle, as the Company’s principal executive officer, is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while Mr. Mead, as the Non-Executive Chairman of the Board, provides guidance to Mr. Caudle and sets the agenda for Board meetings and presides over meetings of the full Board.

Board Committees

The Board has a standing Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. Committee members and committee chairs are appointed by the Board of Directors. The members of these committees are identified in the following table:

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Robert J. Bishop	Member
Thomas H. Caudle, Jr.
Paul R. Charron			Chair
Archibald Cox, Jr.	Member	Chair
William L. Jasper
James M. Kilts		Member	Member
Kenneth G. Langone		Member
James D. Mead
Suzanne M. Present	Chair		Member

Mr. Mead, as the Non-Executive Chairman of the Board, attends committee meetings in an ex officio capacity but is not a member of the committees.

Each committee of the Board of Directors functions pursuant to a written charter adopted by the Board. The following table provides information about the operation and key functions of these committees:

Committee	Functions and Additional Information	Number of Meetings in Fiscal 2016
Audit Committee

•        Oversees the Company’s accounting and financial reporting processes, internal controls and internal audit functions.

•        Reviews and discusses with management and the independent registered public accounting firm the annual and quarterly financial statements and earnings press releases.

•        Reviews and pre-approves all audit and non-audit services proposed to be performed by the independent registered public accounting firm.

•        Reviews and approves or ratifies related person transactions.

•        Oversees compliance with legal and regulatory requirements.

•        The Board has determined that each of Ms. Present and Messrs. Bishop and Cox is an “audit committee financial expert” within the meaning of the SEC rules and is “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Exchange Act and the NYSE rules.

9
Compensation Committee

•        Oversees the administration of the compensation plans.

•        Reviews and approves the compensation of the executive officers and oversees decisions concerning compensation of other officers.

•        Reviews and makes recommendations to the independent directors on the Board with respect to any employment agreements, consulting arrangements, severance or retirement arrangements or change in control agreements and provisions covering any current or former executive officer of the Company.

•        Conducts annual performance evaluation of management.

•        Oversees regulatory compliance regarding compensation matters.

2
Corporate Governance and Nominating Committee

•        Identifies, evaluates and recommends director candidates to the Board.

•        Determines the criteria for membership on the Board and its committees and recommends such criteria to the Board for approval.

•        Makes recommendations to the Board concerning committee appointments and board and committee leadership.

•        Makes recommendations to the Board with respect to determinations of director independence.

•        Reviews and recommends to the Board the form and amount of director compensation.

•        Oversees annual performance evaluation of the Board, the committees of the Board, leadership of the Board (including the Chairman of the Board), individual directors and the Company’s management.

•        Oversees director education and new director on-boarding.

•        Considers and recommends to the Board other actions relating to corporate governance.

2

The Board may also establish other committees from time to time as it deems necessary.

Director Meeting Attendance

The Board of Directors held nine (9) meetings during fiscal 2016. Each incumbent director attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which the director served during fiscal 2016. It is the Board’s policy that the directors should attend the Company’s annual meeting of shareholders absent extenuating circumstances. Six (6) of the seven (7) directors in office at the time (including all current directors who were directors at that time) attended the 2015 Annual Meeting of Shareholders.

Pursuant to the Corporate Governance Guidelines, the independent directors meet in regularly scheduled executive sessions without management. Mr. Mead, as the Non-Executive Chairman of the Board, presides over these executive sessions.

Director Nomination Process

The Corporate Governance and Nominating Committee is responsible for identifying and evaluating individuals qualified to become members of the Board and for recommending to the Board the individuals for nomination as members. In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Corporate Governance and Nominating Committee considers the following criteria, in addition to other factors it may determine appropriate: (i) the candidate’s roles and contributions valuable to the business community; (ii) the candidate’s diversity, integrity, accountability, informed judgment, financial literacy, passion, creativity and vision; (iii) the candidate’s knowledge about the Company’s business or industry; (iv) the candidate’s independence; (v) the candidate’s willingness and ability to devote adequate time and effort to Board responsibilities in the context of the existing composition and needs of the Board and its committees; and (vi) the NYSE rules.

Neither the Corporate Governance and Nominating Committee nor the Board has a specific policy with regard to the consideration of diversity in identifying director nominees. However, the Board believes that men and women of different ages, races, and ethnic and cultural backgrounds can contribute different and useful perspectives, and can work effectively together to further the Company’s objectives, and, as noted above, a candidate’s diversity is one of the criteria that the Corporate Governance and Nominating Committee considers in evaluating potential director nominees.

The Corporate Governance and Nominating Committee may, at its discretion, hire third parties to assist in the identification and evaluation of director nominees.

Shareholder Recommendations of Director Candidates

Recommendations by shareholders for director candidates to be considered for the 2017 Annual Meeting of Shareholders must be delivered to, or mailed and received by, the Company’s Secretary at Unifi, Inc. c/o Secretary, 7201 West Friendly Avenue, Greensboro, North Carolina 27410 not earlier than June 28, 2017 and not later than July 28, 2017. If the date of the annual meeting is advanced or delayed by more than thirty (30) days from October 26, 2017, notice by the shareholder to be timely must be so delivered or received not later than the later of (i) ninety (90) days prior to the date of the 2017 Annual Meeting of Shareholders and (ii) ten (10) days following the day on which the Company first announced publicly, or mailed notice to the shareholders of, the date of such meeting.

Notice of a director nomination must be submitted in accordance with the requirements set forth in the Company’s Restated By-laws (available at www.unifi.com or upon request from the Company), which include requirements to identify specifically, and provide reasonably detailed personal and professional biographical information about, each proposed nominee as well as to provide (i) a written statement, signed by the proposed nominee, with respect to the background and qualifications of the proposed nominee; (ii) an undertaking by the proposed nominee to complete and sign a copy of the standard questionnaire then being used by the Company to gather or update information with respect to its directors and executive officers; (iii) a description of all arrangements or understandings between the shareholder making the recommendation and the proposed nominee; and (iv) a consent signed by the proposed nominee agreeing to serve as a director if elected. Such information should be sent to the Corporate Governance and Nominating Committee at Unifi, Inc. c/o Secretary, 7201 West Friendly Avenue, Greensboro, North Carolina 27410. Recommended candidates will be subject to a comprehensive private investigation background check by a qualified firm of the Company’s choosing. Appropriate submission of a recommendation by a shareholder does not guarantee the selection of the shareholder’s candidate or the inclusion of the candidate in the proxy statement; however, the Corporate Governance and Nominating Committee will consider any such candidate in accordance with the director nomination process described above.

Annual Evaluation of Directors and Board Committee Members

The Board of Directors evaluates the performance of each director, each committee of the Board, the Non-Executive Chairman and the Board of Directors as a whole on an annual basis. In connection with this annual self-evaluation, each director records his or her views on the performance of each director standing for reelection, each committee and the Board of Directors. The entire Board of Directors reviews these reports and determines what, if any, actions should be taken in the upcoming year to improve its effectiveness and the effectiveness of each director and committee.

No Hedging, Pledging or Short Selling

Unifi maintains policies that apply to all officers, employees and the members of the Board that prohibit hedging, pledging or short selling (profiting if the market price of the securities decreases) of Unifi securities.

Related Person Transactions

Pursuant to the Company’s Related Persons Transactions Policy, which is available on the investor relations portion of the Company’s website at www.unifi.com, the Company reviews relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants to determine whether such related persons have a direct or indirect material interest in the relationship or transaction. The Company’s executive management is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. As required under the SEC rules, transactions that are determined to be directly or indirectly material to a related person are disclosed in this Proxy Statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed under the SEC rules. As set forth in the Audit Committee’s charter, which is available on the investor relations portion of the Company’s website at www.unifi.com, in the course of its review and approval or ratification of a disclosable related person transaction, the Audit Committee considers the relevant facts and circumstances, including the material terms of the transactions, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence.

Transactions with Salem Holding Company

In fiscal 2016, the Company paid Salem Leasing Corporation, a wholly-owned subsidiary of Salem Holding Company, approximately $3.75 million in connection with leases of tractors and trailers and for related services. In addition, the Company earned income from Salem Global Logistics, Inc., a wholly-owned subsidiary of Salem Holding Company, of approximately $253,000 in connection with providing for-hire freight services for Salem Global Logistics, Inc. Mr. Langone, a director of the Company, owns a non-controlling 33% equity interest in, and is a director and the Non-Executive Chairman of, Salem Holding Company. Mr. Langone is not an employee of Salem Holding Company or any of its subsidiaries and is not involved in the day-to-day operations of any such company. The terms of the Company’s leases with Salem Leasing Corporation are, in the Company’s opinion, no less favorable than the terms the Company would have been able to negotiate with an independent third party for similar equipment and services. The terms of payment to the Company by Salem Global Logistics, Inc. for the freight services were no less favorable than terms the Company could have received from an independent third party. The foregoing was approved under Unifi’s Related Persons Transactions Policy.

Transactions with Cupron, Inc.

In fiscal 2016, the Company recorded approximately $477,000 of sales to Cupron, Inc. and approximately $36,000 of raw material purchases from Cupron, Inc. Mr. Armfield, a director of the Company until his passing in July 2016, was a director and the Non-Executive Chairman of, and held an indirect minority equity interest in, Cupron, Inc. The terms of the Company’s sales to and purchases from Cupron, Inc. are, in the Company’s opinion, no less favorable than the terms the Company would have been able to negotiate with an independent third party. The foregoing was approved under Unifi’s Related Persons Transactions Policy.

Transactions and Agreements with the Company’s Named Executive Officers

For a discussion of compensation and severance agreements with the Company’s named executive officers, see “Executive Compensation Tables—Potential Payments Upon Termination of Employment or Change in Control” beginning on page 35.

The Board’s Role in Risk Oversight

The Board of Directors oversees the Company’s risk profile and management’s processes for assessing and managing risk, both as a whole Board and through its committees. The full Board reviews strategic risks and opportunities facing the Company. Among other areas, the Board is involved in overseeing risks related to the Company’s overall strategy, business results, capital structure, capital allocation and budgeting and executive officer succession. Certain other important categories of risk are assigned to designated Board committees (which are compromised solely of independent directors) that report back to the full Board. In general, the committees oversee the following risks:

●

Audit Committee oversees risks related to internal financial and accounting controls, legal, regulatory and compliance risks, work performed by the Company’s independent registered public accounting firm and the Company’s internal audit function, related person transactions, and the overall risk management governance structure and risk management function;

●

Compensation Committee oversees compensation programs and practices. For a detailed discussion of the Company’s efforts to manage compensation related risks, see “Compensation Discussion and Analysis—Risk Analysis of Compensation Policies and Practices” beginning on page 29; and

●	Corporate Governance and Nominating Committee oversees issues that may create governance risks, such as Board composition and structure, director selection and director succession planning.

The Board leadership structure supports the Company’s governance approach to risk oversight as the principal executive officer is involved directly in risk management as a member of the Company’s management team, while the Chairman of the Board and the committee chairpersons, in their respective areas, maintain oversight roles as independent directors of the Board.

Compensation Committee Advisors

The Compensation Committee has sole authority under its charter to retain compensation consultants and other advisors and to approve such consultants’ and advisors’ fees and retention terms. In June 2016, the Compensation Committee retained Korn Ferry Hay Group to serve as its independent advisor for fiscal 2017 and to provide it with advice and support on executive compensation issues.

The independence of Korn Ferry Hay Group, as compensation consultant, has been reviewed and confirmed by the Compensation Committee. Neither Korn Ferry Hay Group nor any of its affiliates provide any services to the Company except for services provided to the Compensation Committee. In addition to Korn Ferry Hay Group, the Compensation Committee has reviewed the independence of each other outside advisor in advance of receiving advice from such person.

Communications with the Board of Directors

Shareholders and other interested parties can communicate directly with any of the Company’s directors, including its non-management directors or the Non-Executive Chairman of the Board, by sending a written communication to a director at Unifi, Inc. c/o Secretary, 7201 West Friendly Avenue, Greensboro, North Carolina 27410. In addition, any party who has concerns about accounting, internal controls or auditing matters may contact the Audit Committee directly by sending a written communication to the Chair of the Audit Committee at the above address or by calling toll-free 1-800-514-5265. Such communications may be confidential or anonymous. All such communications are promptly reviewed before being forwarded to the addressee. Any concerns relating to accounting, internal controls, auditing matters or officer conduct are sent immediately to the Chair of the Audit Committee. Unifi generally will not forward to directors a shareholder communication that it determines to be primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about the Company.

Director Compensation

The table below sets forth the compensation paid to each non-employee director who served on the Board in fiscal 2016. Directors who are also employees of Unifi (during fiscal 2016, Messrs. R. Roger Berrier, Jr., Thomas H. Caudle, Jr. and William L. Jasper) do not receive compensation (other than their compensation as employees of Unifi) for their service on the Board of Directors.

2016 Director Compensation Table

Name	Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
William J. Armfield, IV(2)	125,000	—		125,000
Robert J. Bishop(3)	50,000	—		50,000
Paul R. Charron(4)	62,500	—		62,500
Archibald Cox, Jr.	125,000	—		125,000
James M. Kilts(3)	50,000	—		50,000
Kenneth G. Langone	125,000	—		125,000
James D. Mead(5)	95,000	100,000	(6)	195,000
Suzanne M. Present	150,000	—		150,000
G. Alfred Webster(7)	—	—		—

(1)	Represents the full grant date fair value of restricted stock unit awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Generally, the full grant date fair value is the amount that the Company would expense in the financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see Note 16 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 26, 2016. These amounts reflect the accounting expense and do not correspond to the actual value that will be recognized by the directors.

The following table shows the number of unexercised options to purchase shares of Common Stock held by each non-employee director as of June 26, 2016; no non-employee director held any unvested restricted stock units:

Name	Shares Underlying Unexercised Stock Options (#)
William J. Armfield, IV	6,666
Robert J. Bishop	—
Paul R. Charron	—
Archibald Cox, Jr.	6,666
James M. Kilts	—
Kenneth G. Langone	6,666
James D. Mead	—
Suzanne M. Present	—

(2)	Mr. Armfield passed away on July 11, 2016.

(3)	Messrs. Bishop and Kilts were elected to the Board on April 27, 2016.

(4)	Mr. Charron was elected to the Board on February 4, 2016.

(5)	Mr. Mead was elected to the Board on December 2, 2015.

(6)	Represents a one-time payment for consulting services provided to the Company in connection with Mr. Mead’s recruitment of persons to serve as independent directors on the Board.

(7)	Mr. Webster served as a director until the expiration of his term on October 21, 2015. He did not receive any restricted stock units in fiscal 2016.

The Compensation Committee reviews the form and amount of director compensation and makes recommendations to the Board for its consideration and approval.

The Company does not pay any annual cash retainers or meeting fees to its directors, although the Company may reimburse each director for reasonable expenses incurred in attending meetings. The Company’s practice for compensating its non-employee directors over the years has been to grant them an annual award of stock options and/or restricted stock units in amounts that have varied from time to time.

On October 21, 2015, the Board of Directors approved and the Company granted restricted stock units to each non-employee director who had been elected at the 2015 Annual Meeting of Shareholders as an annual retainer for service in fiscal 2016 and until the Company’s 2016 Annual Meeting of Shareholders. These grants were made pursuant to the Unifi, Inc. 2013 Incentive Compensation Plan (the “2013 Incentive Compensation Plan”). Each non-employee director received a grant of 4,335 restricted stock units, and Ms. Present received an additional grant of 867 restricted stock units (for a total of 5,202 restricted stock units) for her service as Lead Independent Director. These restricted stock units represent the right to receive shares of Common Stock, and convey no rights of ownership in shares of Common Stock until such restricted stock units have been distributed in the form of Common Stock. The restricted stock units became fully vested on the grant date of October 21, 2015, and will be converted into an equivalent number of shares of Common Stock and distributed to the non-employee director following such director’s termination of services as a member of the Board. A director may elect to defer receipt of such shares of Common Stock pursuant to the Unifi, Inc. Director Deferred Compensation Plan.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of the Company’s executive compensation program, including:

●	the process the Compensation Committee used to determine compensation and benefits for our named executive officers (“NEOs”) for fiscal 2016;

●	the material elements of the Company’s executive compensation program; and

●	the key principles and objectives, including the Company’s focus on pay for performance, that guide the Company’s executive compensation program.

Executive Summary

Leadership Changes; NEOs for 2016

The Company experienced a transition of its senior leadership team during fiscal 2016. The transition began with the resignation of James M. Otterberg as Vice President and Chief Financial Officer in November 2015 and the appointment of Christopher A. Smosna as the Company’s Interim Chief Financial and Chief Accounting Officer, who served in that capacity until the Company appointed Sean D. Goodman as Vice President and Chief Financial Officer of the Company effective in January 2016. In April 2016, William L. Jasper retired as the Chairman and Chief Executive Officer of the Company, R. Roger Berrier, Jr. resigned as President and Chief Operating Officer, and the Board of Directors appointed Thomas H. Caudle, Jr. as President. Mr. Caudle is a long-term executive employee of the Company and served as Vice President of Manufacturing prior to his promotion to President.

The SEC rules require the NEOs to be determined based on their status with the Company as of the last day of the fiscal year. The rules also require the inclusion of anyone who served as the Company’s principal executive officer or principal financial officer at any time during the year and certain former executive officers. Due to the Company leadership changes during fiscal 2016, the Company’s NEOs include the following current and former members of the Company’s senior management team. Messrs. Jasper, Berrier and Otterberg are included due to their status as former executive officers of the Company, and Mr. Smosna is included due to his service as Interim Chief Financial Officer.

Thomas H. Caudle, Jr.	President
Sean D. Goodman	Vice President and Chief Financial Officer
Christopher A. Smosna	Vice President and Treasurer; Interim Chief Financial and Chief Accounting Officer from November 2, 2015 to January 6, 2016
William L. Jasper	Chairman and Chief Executive Officer until his retirement on April 27, 2016
R. Roger Berrier, Jr.	President and Chief Operating Officer until his resignation on April 27, 2016
James M. Otterberg	Vice President and Chief Financial Officer until his resignation on November 2, 2015

Company Performance Highlights

The Company produced solid results in fiscal 2016 despite the challenges presented by the Company leadership changes and the ongoing macro-economic challenges for the textile industry. The Company achieved adjusted EBITDA1 (as hereinafter defined) results of $68.6 million, slightly above the target level set for fiscal 2016 under the Company’s annual cash bonus incentive program. The Company also achieved a $3.7 million increase in its operating income and a gross margin of 14.5% (an increase from 13.2% for fiscal 2015). These achievements

[1]	Adjusted EBITDA is a non-GAAP financial performance measure. A reconciliation of net income attributable to Unifi, Inc., which is the most directly comparable GAAP measure, to adjusted EBITDA is presented in Appendix A to this Proxy Statement.

were primarily attributable to the Company’s international operations and the executive team’s continued focus on sales of the Company’s premium value-added yarns, including REPREVE®, the Company’s recycled performance fibers and most successful branded product.

Executive Compensation Highlights

As described in greater detail below, the Company believes its executive compensation program should attract top executive talent, pay for performance and link executive retention to long-term shareholder value. Accordingly, our NEOs were compensated as follows for fiscal 2016:

●	Increased base salaries for the NEOs for fiscal 2016 after leaving them unchanged in 2015.

●	Awarded cash bonus payments to Messrs. Caudle, Goodman and Smosna based on the Company’s adjusted EBITDA performance for fiscal 2016.

●	Granted long-term incentives in the form of three (3)-year installment vesting stock options to promote executive retention and further align executive pay with long-term shareholder value.

Compensation Philosophy, Principles and Policies

The Company’s executive compensation philosophy is to:

Attract Top Executive Talent	Follow a Pay for Performance Compensation Model	Link Executive Retention to Long-Term Shareholder Value
The Company’s executive compensation program should attract high-quality executives who possess the skills and talent necessary to support and achieve our strategic objectives.	Executives should be rewarded for their achievement of near-term and long-term operating performance goals established by the Board.	The Company seeks to promote executives’ loyalty and retention by utilizing a stock ownership policy and other arrangements that further link executive compensation to sustained shareholder value and consistent Company performance.

Therefore, the focus of the Company’s executive compensation program and the Compensation Committee is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time enabling the Company to attract, retain, reward and motivate high caliber employees. The Compensation Committee monitors the results of its executive compensation policy to ensure that compensation payable to executive officers creates proper incentives to enhance shareholder value, rewards superior performance, is justified by returns available to shareholders, and discourages employees from taking unnecessary or excessive risks that could ultimately threaten the value of the Company.

In establishing compensation for the NEOs, the following principles and policies guide the Company’s executive compensation decisions:

●	all components of executive compensation should be set so that the Company can continue to attract, retain, reward and motivate talented and experienced executives;

●	ensure alignment of executive compensation with the Company’s corporate strategies and business objectives and the long-term interests of shareholders;

●	increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in those areas; and

●

enhance the NEOs’ incentive to increase the Company’s long-term value, as well as promote retention of key personnel, by providing a portion of total compensation opportunities in the form of direct ownership in the Company through stock ownership.

The Compensation Committee reviews and approves all components of the NEOs’ compensation. The Compensation Committee also monitors the compensation levels in general for all other senior level employees of the Company. In addition, the Compensation Committee has the discretion to hire compensation and benefits consultants to assist in developing and reviewing overall executive compensation strategies.

Overview of Compensation Components

The Compensation Committee views executive compensation in four component parts:

A brief description of each of these components is provided below, together with a summary of its objectives:

Compensation Element	Description	Objectives
Base Salary	Fixed compensation that is reviewed annually based on performance.	• Provide a base level of compensation that fairly accounts for the job and scope of the role being performed. • Attract, retain, reward and motivate qualified and experienced executives.
Annual Incentives	“At-risk” variable compensation earned based on performance measured against pre-established annual goals.	• Provide incentives for achieving annual operating goals that ultimately contribute to long-term value for shareholders.
Long-Term Incentives

“At-risk” variable compensation in the form of equity awards whose value fluctuates according to shareholder value and that vest based on continued service.

Supplemental retirement contributions based on executives’ respective base salaries earned over time based on continued service.

• Align the economic interests of the executives with the shareholders by rewarding executives for stock price improvement. • Promote retention (through time-based and performance vesting schedules).
Other Personal Benefits	Broad-based benefits provided to all the Company’s employees (e.g., health and group term life insurance), a retirement savings plan, and certain perquisites.	• Provide a competitive total compensation package to attract and retain key executives.

Compensation Mix

Consistent with the philosophy, objectives and principles of the executive compensation program, the program places approximately 60% of total executive compensation “at risk” based on the performance of the Company and the executive through an annual cash bonus incentive program and equity-based long-term incentive awards. The Company uses the 2013 Incentive Compensation Plan in order to provide those awards. We believe the substantial weighting of performance-based compensation encourages our executives to achieve near-term and long-term performance goals designed to create or enhance shareholder value.

Control by the Compensation Committee

The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of each NEO, evaluates each NEO’s performance in light of these goals and objectives (with input from the principal executive officer for NEOs other than the principal executive officer), and sets each NEO’s compensation level based on this evaluation and consultation. The Compensation Committee also advises senior management with respect to the range of compensation to be paid to other employees of the Company, administers and makes recommendations to the Board concerning benefit plans for the Company’s directors, officers and employees and recommends benefit programs and future objectives and goals for the Company.

As in the past, the Compensation Committee continued to consider a wide range of factors in making its fiscal 2016 compensation decisions for our NEOs, including the historical practices of the Company; the individual NEO’s leadership and role in advancement of the Company’s long-term strategy, plans and objectives; the individual’s performance and contribution to the Company’s success; budget guidelines established by the Board; and assessment of the Company’s financial condition. Additionally, the Compensation Committee considered the Company’s operating and adjusted EBITDA results, along with the current economic climate. Based on this information and these factors, the Compensation Committee set executive compensation for fiscal 2016.

During fiscal 2013, the Compensation Committee engaged Frederick W. Cook & Co., Inc. (“Cook & Co.”) as an independent advisor to assist the Compensation Committee with developing a peer group for compensation comparison purposes and to prepare a competitive market assessment of total compensation for the NEOs. Cook & Co. performs no other services for the Company, and its work for the Compensation Committee has not raised any conflict of interests.

While the Compensation Committee believes the information in the Cook & Co. report remains valuable, the Compensation Committee did not use or otherwise consider the Cook & Co. analysis for any particular purpose for fiscal 2016. The Compensation Committee also did not use any other report as a benchmark or otherwise in setting executive compensation for fiscal 2016. The Compensation Committee does not believe it is appropriate to tie executive compensation directly to the compensation awarded by other companies or to a particular survey or group of surveys. Instead, the purpose of the Cook & Co. report obtained by the Compensation Committee was to provide a general understanding of compensation practices and trends of similarly situated companies. The Compensation Committee members use that knowledge as a tool in considering the overall compensation of the Company’s executives. No specific compensation decision for any individual was based on or justified by any market comparison reports or information.

Detailed Review of Compensation Components

Base Salaries

The Compensation Committee believes in maintaining a close relationship between the Company’s performance and the base salary component of the compensation for each NEO. As in prior years, no formula-based salary increases were provided to the NEOs during fiscal 2016. The factors considered by the Compensation Committee in setting the NEOs’ base salaries for fiscal 2016 included:

●	the executive’s leadership and advancement of the Company’s long-term strategy, plans and objectives;

●	the executive’s individual performance and contribution to the Company’s success and budget guidelines; and

●	an assessment of the Company’s financial condition.

In addition to reviewing the above factors, the Compensation Committee also believes that strong and effective communication with management helps the Company adhere to its compensation philosophy, objectives and principles. Therefore, the Compensation Committee consults with the principal executive officer and reviews his recommendations regarding the compensation of all NEOs (other than the principal executive officer) before making its final compensation decisions. Periodically, the principal executive officer meets with the other NEOs regarding their performance. The Compensation Committee reviews the overall performance of each NEO annually, and then approves the actual base salary for each NEO.

Upon completing this process, based on the Company’s performance in fiscal 2015 as well as other factors, including each NEO’s individual performance, the Compensation Committee approved the base salaries set forth in the table below for each of the NEOs who were employed as of the beginning of fiscal 2016.

NEO	Fiscal 2016 Base Salary ($)	Fiscal 2015 Base Salary ($)	Percentage Change
Thomas H. Caudle, Jr.	350,000(1)	335,000	4.5%
Christopher A. Smosna	190,000(2)	190,000	0.0%
William L. Jasper	750,000	710,000	5.6%
R. Roger Berrier, Jr.	540,000	475,000	13.7%
James M. Otterberg	300,000	300,000	0.0%

(1)	Mr. Caudle’s base salary was increased to $475,000 effective upon his promotion to President of the Company on April 27, 2016.

(2)	Mr. Smosna’s base salary was increased to $210,000 in May 2016 in recognition of his performance while serving as Interim Chief Financial and Chief Accounting Officer.

Mr. Otterberg did not receive a base salary increase because his base salary was increased during fiscal 2015 to reflect his full year of service as Vice President and Chief Financial Officer. Mr. Goodman’s base salary was set at $450,000 when he joined the Company as Vice President and Chief Financial Officer on January 6, 2016.

Annual Incentive Compensation

To encourage executives to achieve near-term performance goals, the Company has established an annual incentive compensation program in the form of a cash bonus. All NEOs are eligible to earn annual bonuses based on the Company’s fiscal year performance.

For fiscal 2016, the Compensation Committee established a performance target of $68.0 million of EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), adjusted to exclude certain items such as equity in earnings of Parkdale America, LLC, non-cash compensation expense, start-up costs, gains or losses on sales or disposals of property, plant and equipment, currency and derivative gains or losses, and other operating or non-operating income or expense items necessary to understand and compare the underlying results of the Company (“adjusted EBITDA”). The Compensation Committee uses adjusted EBITDA as a measure for annual incentive compensation purposes because the Compensation Committee believes adjusted EBITDA provides a clear indicator of cash generation, which is a key performance indicator used by the Board and management to assess the Company’s operating results generally. The Compensation Committee also believes that a Company-wide performance metric, such as adjusted EBITDA, is appropriate for each NEO because each NEO plays a vital role in the overall success of the Company. Therefore, the Compensation Committee believes that the annual variable compensation received by the NEOs should reflect the Company’s near-term performance.

The annual incentive bonus awarded to NEOs may be decreased by the Compensation Committee as a result of the individual’s performance and/or contribution to the Company’s achievement of its financial objectives. Each

NEO’s performance, including the principal executive officer’s, is evaluated against specific financial goals prior to payment of bonuses, and the final bonus payment may be adjusted relative to the achievement of those goals. The performance criteria in the annual incentive bonus program may be adjusted by either the Compensation Committee or the Board to account for unusual events, such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions, if, and to the extent, either the Compensation Committee or the Board considers the effect of such events indicative of the Company’s performance. Additionally, the Compensation Committee or the Board has the discretion to award additional bonus compensation even if a NEO would not be entitled to any bonus based on the targets previously determined.

For fiscal 2016, the Compensation Committee set the threshold, target and maximum performance levels and corresponding potential annual incentive payments to the NEOs, based on percentages of base salary, as set forth in the table below. A NEO would receive a maximum bonus equal to a percentage of his base salary if the Company achieved, for plan purposes, 120% of the adjusted EBITDA target; a target bonus equal to a percentage of his base salary if the Company achieved, for plan purposes, 100% of the adjusted EBITDA target; or a threshold bonus equal to a percentage of his base salary if the Company achieved, for plan purposes, 80% of the adjusted EBITDA target. The Compensation Committee set the percentage of base salary for each NEO at its July 2015 meeting. The calculation of each NEO’s annual incentive bonus in the event of adjusted EBITDA results between these levels is made on a proportional sliding scale basis between the two level amounts. The NEO would not be entitled to a bonus if the Company achieved, for plan purposes, less than 80% of the adjusted EBITDA target.

Annual Incentives for Fiscal 2016

NEO	Threshold: $54.4 million Adjusted EBITDA ($)(% of base salary)	Target: $68.0 million Adjusted EBITDA ($)(% of base salary)	Maximum: $81.7 million Adjusted EBITDA ($)(% of base salary)
Thomas H. Caudle, Jr.	131,250 (37.5%)	262,500 (75.0%)	525,000 (150.0%)
Christopher A. Smosna	38,000 (20.0%)	66,500 (35.0%)	95,000 (50.0%)
William L. Jasper	375,000 (50.0%)	750,000 (100.0%)	1,500,000 (200.0%)
R. Roger Berrier, Jr.	216,000 (40.0%)	432,000 (80.0%)	864,000 (160.0%)
James M. Otterberg	112,500 (37.5%)	225,000 (75.0%)	450,000 (150.0%)

Upon Mr. Goodman’s employment, he became eligible for an annual incentive bonus between $168,750 (37.5% of his base salary) and $675,000 (150% of his base salary) based on the adjusted EBITDA performance levels shown above.

The Company achieved, for plan purposes, 100.9% of the adjusted EBITDA target. Based on that level of performance, the Compensation Committee approved annual incentive bonus compensation of $274,312 to Mr. Caudle, $352,688 to Mr. Goodman and $67,795 to Mr. Smosna. In addition, the Compensation Committee awarded a $108,449 discretionary bonus to Mr. Caudle in August 2016 in recognition of his promotion to President in April 2016 and his leadership and performance for the remainder of fiscal 2016.

Messrs. Jasper, Berrier and Otterberg were not eligible for an annual incentive bonus for fiscal 2016 as their employment terminated prior to the end of the year.

Long-Term Incentive Compensation

The Compensation Committee believes that stock-based performance compensation is essential to align the interests of management and the shareholders in enhancing the long-term value of the Company’s equity and to encourage executives to retain their employment with the Company. Among the varied types of equity awards the Compensation Committee is authorized to use under the 2013 Incentive Compensation Plan, the Compensation Committee has determined that incentive stock options (“ISOs”) are preferable for use with all Company employees at this time (because their value depends upon a future increase in the value of the Common Stock), and that restricted stock units (which the Compensation Committee has used in the past, along with stock options) should not be granted to NEOs or other Company employees at this time. Consistent with that determination, in fiscal 2016, the Compensation Committee awarded stock options to each NEO, which have the attributes set forth below.

Stock Options
Align NEO and shareholder interests

•        Each option is an ISO and entitles the recipient to purchase a share of Common Stock (at an exercise price equal to the stock price on the date of grant).

•        Only have value if the price of a share of Common Stock exceeds the option exercise price.

Promote NEO retention

•        Vest in equal installments over three (3) years, contingent upon continued service.

•        Subject to accelerated vesting upon a change in control, termination due to death or disability, and approved retirement.

The number of these stock options is listed in the table below. When determining the number of stock options to award each NEO, the Compensation Committee considered the difference between the base salary and bonus actually paid for fiscal 2015 and the total compensation that the Compensation Committee sought to award to the NEO based on the Company’s performance in fiscal 2015. The options are exercisable at a price of $32.36 per share, a third of which options vested on July 22, 2016, and the remaining of which vest in equal installments at each of July 22, 2017 and July 22, 2018. As “incentive stock options” (to the applicable maximum permitted under the 2013 Incentive Compensation Plan), these stock options offer the NEO the opportunity to receive favorable tax treatment if they retain the shares acquired upon exercise for at least one (1) year. For additional information on the stock options granted in fiscal 2016, see “Grants of Plan-Based Awards” below.

NEO	Number of Stock Options (#)
Thomas H. Caudle, Jr.	7,500
Christopher A. Smosna	5,000
William L. Jasper	15,000
R. Roger Berrier, Jr.	12,500
James M. Otterberg	7,500

Mr. Goodman was not employed at the time the annual equity grants were awarded. Mr. Goodman received an award of 20,000 restricted stock units on January 6, 2016, his employment commencement date. The restricted stock units vest in three equal installments on February 5, 2017, January 6, 2018 and January 6, 2019.

Perquisites and Other Benefits

Perquisites.  The Compensation Committee’s general philosophy is to provide executives, including the NEOs, with only limited perquisites. Therefore, the Company does not provide its NEOs with perquisites such as car allowances, reimbursements for car expenses or payment of country club dues.

Retirement Benefits.  In order to provide employees at all levels with greater incentives, the Company makes available to all employees, including the NEOs, the opportunity to make contributions to the Company’s Retirement Savings Plan (the “401(k) Plan”), under which employees may elect to defer up to 75% of their total compensation, not to exceed the amount allowed by applicable Internal Revenue Service regulations. Pursuant to the 401(k) Plan, in fiscal 2016, the Company matched contributions equal to 100% of the employee’s first 3% of compensation contributed to the 401(k) Plan and 50% of the next 2% of compensation contributed to the 401(k) Plan.

Health Plan, Life Insurance and Other Benefits.  The Company makes available health and insurance benefits to all employees, including the NEOs. The cost of the health plans is covered partially through employees’ payroll deductions, with the remainder covered by the Company. Disability and life insurance benefits are paid by the Company for all salaried employees; however, the NEOs receive additional life insurance coverage provided by the Company.

Supplemental Key Employee Retirement Plan.  As an additional means of attracting top executive talent and encouraging executives to remain employed with the Company, the Company maintains the Unifi, Inc. Supplemental Key Employee Retirement Plan (the “SERP”). Participation in the SERP is limited to a select group of management employees who are selected by the Compensation Committee and includes each of our NEOs. As described in greater detail preceding the Nonqualified Deferred Compensation table on page 34, the SERP provides additional retirement benefits payable to our NEOs following their termination of employment.

Change in Control Agreements.  The Company has historically provided its NEOs with severance benefits if their employment is involuntarily terminated (or they resign for good reason) after a change in control of the Company. Providing such “double-trigger” change in control benefits assists us in attracting and retaining executive talent and reduces the personal uncertainty that executives may feel when considering such a corporate transaction. As a result, our NEOs are more likely to retain their employment with the Company and complete such a corporate transaction, thereby increasing the likelihood of enhancing long-term shareholder value. The terms of the individual agreements, and a calculation of the estimated severance payments and benefits payable to each NEO, are set forth under “Executive Compensation Tables—Potential Payments Upon Termination of Employment or Change in Control” beginning on page 35.

Relocation Assistance.  In connection with his recruitment by the Company, the Compensation Committee agreed to provide relocation assistance benefits to Mr. Goodman and to gross-up the benefits for applicable taxes.

Policy on Executive Officer and Employee Incentive Compensation Recoupment

The Company has a written policy to address the recoupment of performance-based compensation awarded to or earned by an executive officer if there is a restatement of the Company’s financial results due to material noncompliance of the Company with any financial reporting requirement under the federal securities laws. In the event of a restatement, the Board shall review the performance-based compensation awarded to or earned by the executive officers for the three (3)-year period prior to the restatement event and, if the Board determines in its reasonable discretion that any such performance-based compensation would not have been awarded to or earned by an executive officer based on the restated financial results, the Board shall seek to recover from such executive officer any portion of the performance-based compensation that is greater than that which would have been awarded or earned had it been calculated on the basis of the restated financial results.

The Company’s recoupment policy also addresses the recoupment of performance-based compensation awarded to or earned by any current or former employee if such employee engaged in certain misconduct (e.g., embezzlement, fraud or theft or unethical behavior that harms the Company’s business, reputation or other employees). In such event, the Board may require reimbursement of compensation granted, earned or paid under any Company annual incentive or long-term incentive cash plans to such employee and cancellation of outstanding equity awards and reimbursement of any gains realized on the exercise, settlement or sale of equity awards held by such employee at any time during the three (3)-year period ending on the date on which such misconduct is discovered.

Officers Stock Ownership Policy

During fiscal 2014, the Company adopted its Officers Stock Ownership Policy to enhance the Company’s ongoing objective to align the compensation paid to its officers with the long-term interests of shareholders. The policy applies to any NEO, any person who holds the position of Vice President, Treasurer or higher with the Company, its primary operating subsidiary and possible other significant operating subsidiaries (“VP-Level Personnel”), and to certain other persons below those levels who may be designated for coverage by the Compensation Committee (for purposes of the policy, collectively, “covered officers”). The policy provides for a ramp-up period for complying with the expected stock ownership levels, both upon the initial implementation of the policy and thereafter upon each person first becoming a NEO or other covered officer. If a covered officer fails to comply with the stock ownership expectation, the Compensation Committee considers that fact in setting future salary, bonus or other compensation for the covered officer. The Company tests for compliance with the stock ownership expectation twice annually, once at the end of the second fiscal quarter and again at the end of the fiscal year.

The stock ownership expectation, calculation of shares counted toward the expectation, and valuation of the shares for purposes of the policy are as set forth below. All NEOs are in compliance with their respective stock ownership expectations under the terms of the policy.

Stock Ownership Expectation	Shares of Common Stock Counted Towards Ownership Expectation	Value of Shares of Common Stock

•        NEOs: At least three times (3x) annual base salary.

•        VP-Level Personnel (non-NEOs): At least one and one-half times (1.5x) annual base salary.

•        Other designated covered officers: In the discretion of the Compensation Committee, at least one times (1x) annual base salary.

•        Shares owned directly by the officer, his or her spouse or minor children, or a trust for the exclusive benefit of one or more such persons.

•        Shares covered by the portion of stock options or restricted stock units that are vested or not subject to forfeiture.

•        Greater of (i) the closing price on the last trading day of the applicable fiscal period or (ii) the 30-day average closing price ending on such last trading day.

•        Shares underlying vested stock options, restricted stock units and other stock awards are calculated as if they were exercised using the current market price on the applicable measurement date and assuming shares are immediately sold to pay the exercise price and applicable taxes.

Tax Impact on Compensation

The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), on the Company’s executive compensation program. Code Section 162(m) denies a public company a deduction, except in limited circumstances, for compensation paid to “covered employees” – which includes the NEOs, other than the Company’s principal financial officer – to the extent such compensation exceeds $1,000,000. Based on its review of the likely impact of Code Section 162(m) and other factors, the Compensation Committee previously recommended to the Board, the Board adopted, and the shareholders approved, the 2013 Incentive Compensation Plan. The 2013 Incentive Compensation Plan allows the Company’s annual cash incentive bonus program for the NEOs, as well as equity and equity-based awards to the NEOs, to qualify for an exception to the Code Section 162(m) deduction limitation. The Compensation Committee may in the future adopt or change benefit plans in order to cause the compensation paid to covered employees under the plans to qualify for the exception. In any event, the Compensation Committee may authorize payments or equity awards to retain and motivate key executives, in any situation it believes to be appropriate, without regard to tax deductibility considerations.

Risk Analysis of Compensation Policies and Practices

While the Company’s compensation policies and practices are designed to motivate its employees and encourage performance that improves the Company’s financial and other operating results, the Company and the Compensation Committee also seek to design and implement compensation programs and practices that discourage employees from taking unnecessary or excessive risks that could ultimately threaten the value of the Company or otherwise have a material adverse effect on the Company. Management and the Compensation Committee periodically review and assess potential risks associated with the Company’s compensation programs and practices. Management and the Compensation Committee believe that the Company’s incentive compensation programs and practices are appropriately balanced between value created indirectly by the performance of the Company’s stock and payments resulting from the achievement of specific financial performance objectives, so as to minimize the likelihood of unnecessary or excessive risk-taking by Company employees. Management and the Compensation Committee have concluded that any risks from such programs and practices are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee reached its conclusion after considering a number of features of the Company’s compensation structure that are designed to mitigate risk, such as:

●	The Company uses a balance of fixed and variable compensation in the form of cash and equity, which is designed to provide both near- and long-term focus.

●

The overall compensation of our NEOs is not overly-weighted towards the achievement of performance criteria in a particular fiscal year, and an appropriate portion of compensation is awarded in the form of equity awards that vest over a multi-year period, subject to continued service by the recipient. This further aligns the interests of the NEOs to long-term shareholder value and helps retain management.

●

Payouts under the Company’s annual incentive compensation and other long-term incentive programs are based on performance criteria that the Compensation Committee believes to be challenging, yet reasonable and attainable without excessive risk-taking.

●

The Company has a compensation recoupment policy that allows the Company to recover certain compensation in the event of a restatement of its financial statements due to the material noncompliance of the Company with federal securities laws or in the event of certain fraud or other misconduct by an employee.

●

The Company has a stock ownership policy under which its NEOs and other key personnel are expected to own a significant amount of Common Stock, further aligning their interests with those of our other shareholders.

●

The Compensation Committee maintains an open dialogue with management regarding executive compensation policies and practices and the appropriate incentives to use in achieving near-term and long-term performance goals.

Shareholder Say-on-Pay Vote

At the 2015 Annual Meeting of Shareholders, our shareholders had the opportunity to vote, on an advisory basis, on a proposal to approve the compensation of the NEOs for fiscal 2015. This is referred to as a “say-on-pay” proposal. More than 95% of the votes cast at the 2015 Annual Meeting of Shareholders on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes this vote result reflects the general concurrence by the shareholders in the Company’s philosophy and approach to executive compensation. Therefore, the Company has continued its philosophy and approach to executive compensation as discussed above.

The Board has determined that the Company’s shareholders should vote on a say-on-pay proposal each year, consistent with the preference expressed by the shareholders at the 2011 Annual Meeting of Shareholders. Accordingly, at the Annual Meeting, shareholders will again have the opportunity to indicate their views on NEO compensation. For additional information, see “Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation.” The Compensation Committee will continue to consider the vote results for say-on-pay proposals in future years when making compensation decisions for our NEOs.

Executive Compensation Tables

The following tables, narratives and footnotes describe the total compensation and benefits for the NEOs for fiscal 2016, as well as total compensation and benefits for the NEOs for the two preceding fiscal years.

Summary Compensation Table

Name	Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Thomas H. Caudle, Jr.	President	2016 2015 2014	370,785 335,000 335,000	108,449 — —	(1)	— — 66,240	152,036 190,462 87,377	274,312 270,094 376,875	58,543 54,907 54,160	964,125 850,463 919,652
Sean D. Goodman	Vice President and Chief Financial Officer	2016	212,885	—		549,200	—	352,688	52,255	1,167,028
Christopher A. Smosna	Vice President and Treasurer (Former Interim Chief Financial and Chief Accounting Officer)	2016	191,571	—		—	101,357	67,795	21,073	381,796
William L. Jasper	Former Chairman and Chief Executive Officer	2016 2015 2014	634,615 710,000 710,000	— — —		— — 220,800	304,072 649,301 327,665	— 763,250 1,065,000	299,345 98,323 96,564	1,238,032 2,220,874 2,420,029
R. Roger Berrier, Jr.	Former President and Chief Operating Officer	2016 2015 2014	443,077 475,000 475,000	— — —		— — 165,600	253,393 519,441 254,851	— 408,500 570,000	228,488 55,241 54,725	924,958 1,458,182 1,520,176
James M. Otterberg	Former Vice President and Chief Financial Officer	2016 2015 2014	105,000 300,000 265,654	— — —		— — —	152,036 294,350 145,629	— 241,875 309,375	325,221 35,938 32,237	582,257 872,163 752,895

(1)	Discretionary bonus awarded to Mr. Caudle in August 2016 in recognition of his promotion to President in April 2016 and his leadership and performance for the remainder of fiscal 2016.

(2)	Amounts reflect the grant date fair value computed in accordance with FASB ASC Topic 718, related to option and stock awards granted in the fiscal year noted. See Note 16 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 26, 2016 for more information about the value of equity awards.

(3)	Amounts are attributable to cash payments earned under the annual incentive plan for the applicable fiscal year, as described above under “Compensation Discussion and Analysis” with respect to fiscal 2016 and as previously disclosed with respect to prior fiscal years.

(4)	All Other Compensation for each of the NEOs for fiscal 2016 consists of the following:

	Thomas H. Caudle, Jr.	Sean D. Goodman	Christopher A. Smosna	William L. Jasper	R. Roger Berrier, Jr.	James M. Otterberg
Life Insurance ($)	18,530	178	212	25,723	4,298	208
Matching 401(k) Plan Contribution ($)	10,900	9,718	10,409	10,385	8,577	4,600
Contributions to SERP ($)	29,113	—	10,452	62,050	41,961	—
Relocation Assistance Benefits ($)	—	26,050	—	—	—	—
Tax Gross-Up on Relocation Assistance Benefits ($)	—	16,309	—	—	—	—
Transition and Consulting Fees ($)	—	—	—	126,187	121,729	—
Severance ($)	—	—	—	—	—	300,000
Accrued Vacation Payout ($)	—	—	—	75,000	51,923	20,413

Total ($)	58,543	52,255	21,073	299,345	228,488	325,221

Grants of Plan-Based Awards

Name	Grant Type	Grant Date	Date of Committee Action (if different from Grant Date)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($ / Share)	Grant Date Fair Value of Stock and Option Awards ($)(4)

				Threshold ($)	Target ($)	Maximum ($)
Thomas H. Caudle, Jr.	Annual Cash Incentive Stock Options	07/22/2015		131,250	262,500	525,000		7,500	32.36	152,036
Sean D. Goodman	Annual Cash Incentive Restricted Stock Units	01/06/2016	11/19/2015	168,750	337,500	675,000	20,000			549,200
Christopher A. Smosna	Annual Cash Incentive Stock Options	07/22/2015		38,000	66,500	95,000		5,000	32.36	101,357
William L. Jasper	Annual Cash Incentive Stock Options	07/22/2015		375,000	750,000	1,500,000		15,000	32.36	304,072
R. Roger Berrier, Jr.	Annual Cash Incentive Stock Options	07/22/2015		216,000	432,000	864,000		12,500	32.36	253,393
James M. Otterberg	Annual Cash Incentive Stock Options	07/22/2015		112,500	225,000	450,000		7,500	32.36	152,036

(1)	Represents the threshold, target and maximum payments the NEOs were eligible to earn pursuant to the Company’s fiscal 2016 annual cash incentive plan. The threshold, target and maximum payout amounts represent 37.5%, 75% and 150%, respectively, of Mr. Caudle’s, Mr. Goodman’s and Mr. Otterberg’s fiscal 2016 base salary; 20%, 35% and 50%, respectively, of Mr. Smosna’s fiscal 2016 base salary; 50%, 100% and 200%, respectively, of Mr. Jasper’s fiscal 2016 base salary; and 40%, 80% and 160%, respectively, of Mr. Berrier’s fiscal 2016 base salary.

The threshold, target and maximum payout amounts were based on the Company achieving $54.4 million, $68.0 million and $81.7 million, respectively, of adjusted EBITDA for fiscal 2016. Based on the Company’s actual fiscal 2016 adjusted EBITDA of $68.6 million, each NEO received a payment under the Company’s annual cash incentive plan, based on a percentage of fiscal 2016 base salary, equal to approximately 78.4% (Messrs. Caudle and Goodman) and 35.7% (Mr. Smosna). Messrs. Jasper, Berrier and Otterberg were not eligible to earn an incentive payment under the 2016 annual cash incentive plan because their employment terminated prior to the end of fiscal 2016.

(2)	Represents restricted stock units granted to Mr. Goodman in connection with his recruitment by the Company. The restricted stock units become vested in three substantially equal installments on February 6, 2017, January 6, 2018 and January 6, 2019.

(3)	Represents stock options granted to the NEOs pursuant to the 2013 Incentive Compensation Plan during fiscal 2015. The stock options become vested and exercisable in three substantially equal installments commencing on the first anniversary of the grant date. Messrs. Berrier and Otterberg forfeited the options awarded to them upon their termination of employment during fiscal 2016.

(4)	The amounts in this column do not represent amounts the NEOs received or are entitled to receive. As required by the SEC rules, this column represents the full grant date fair value of the stock options granted to the NEOs during fiscal 2016. The full grant date fair value is the amount that the Company will recognize in its financial statements over the award’s vesting schedule, subject to any forfeitures. The grant date fair value was determined under FASB ASC Topic 718. See Note 16 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 26, 2016.

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Thomas H. Caudle, Jr.	36,666	—	5.73	07/28/2019		—		—
	6,000	—	12.47	07/27/2021		—		—
	3,000	—	11.23	07/25/2022		—		—
	4,000	2,000	22.08	07/24/2023	(1)	—		—
	3,666	7,334	27.38	07/22/2024	(2)	—		—
	—	7,500	32.36	07/22/2025	(3)	—		—
	—	—	—	—		1,000	(4)	26,290
Sean D. Goodman	—	—	—	—		20,000	(5)	525,800
Christopher A. Smosna	5,000	—	11.09	07/27/2022		—		—
	3,333	1,667	22.08	07/24/2023	(1)	—		—
	1,666	3,334	27.38	07/22/2024	(2)	—		—
	—	5,000	32.36	07/22/2025	(3)	—		—
William L. Jasper	150,000	—	5.73	07/28/2019		—		—
	45,000	—	12.47	07/27/2021		—		—
	22,500	—	11.23	07/25/2022		—		—
	22,500	—	22.08	07/24/2023	(1)	—		—
	37,500	—	27.38	07/22/2024	(2)	—		—
	15,000	—	32.36	07/22/2025	(3)	—		—

(1)	Represents stock options granted on July 24, 2013, scheduled to vest in one-third increments on each of July 24, 2014, July 24, 2015 and July 24, 2016, contingent upon the NEO’s continued service through the applicable vesting date.

(2)	Represents stock options granted on July 22, 2014, scheduled to vest in one-third increments on each of July 22, 2015, July 22, 2016 and July 22, 2017, contingent upon the NEO’s continued service through the applicable vesting date.

(3)	Represents stock options granted on July 22, 2015, scheduled to vest in one-third increments on each of July 22, 2016, July 22, 2017 and July 22, 2018, contingent upon the NEO’s continued service through the applicable vesting date.

(4)	Represents restricted stock units granted on July 24, 2013, scheduled to vest in one-third increments on each of July 24, 2014, July 24, 2015 and July 24, 2016, contingent upon Mr. Caudle’s continued service through the applicable vesting date.

(5)	Represents restricted stock units granted on January 6, 2016, scheduled to vest in one-third increments on each of February 5, 2017, January 6, 2018 and January 6, 2019, contingent upon Mr. Goodman’s continued service through the applicable vesting date.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Thomas H. Caudle, Jr.	—	—	1,500	45,615
Sean D. Goodman	—	—	—	—
Christopher A. Smosna	—	—	—	—
William L. Jasper	—	—	10,416	305,602
R. Roger Berrier, Jr.	—	—	5,416	164,701
James M. Otterberg	22,335	229,407	—	—

(1)	Value realized equals the fair market value of the shares of Common Stock underlying the options on the date of exercise less the exercise price.

(2)	Shares included in this column represent the shares of Common Stock underlying restricted stock units that vested during fiscal 2016. Each NEO elected to defer receipt of these shares until 30 days following the NEO’s separation from service.

(3)	Calculated based on the market price of the shares of Common Stock underlying the restricted stock units, which was computed as the average of the high and low trading prices on the date of vesting.

Nonqualified Deferred Compensation

The Company maintains the SERP to provide additional retirement benefits to a select group of management or highly-compensated employees, including each of our NEOs. On an annual basis, the Company credits to the participant’s account an amount equal to 8.5% for executive officers, or 5.5% for non-executive officers, multiplied by the participant’s base salary. Each participant is always 100% vested in the participant’s SERP account and earns a return on the amounts contributed to the participant’s account as if it had been invested in the stocks that make up the Standard & Poor’s 500 Index in the same proportion as their respective weighting therein. Participants are not entitled to a distribution from the SERP until their termination of employment with the Company, at which time they must wait six months to receive a lump sum payment equal to the balance of their respective accounts. If a participant’s termination is due to death or disability, this six-month delay period is waived.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings (Loss) in Last Fiscal Year ($)	Aggregate Withdrawals and/or Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Thomas H. Caudle, Jr.	—	29,113	(5,047)	—	523,220
Sean D. Goodman	—	—	—	—	—
Christopher A. Smosna	—	10,452	(433)	—	58,087
William L. Jasper	—	62,050	(8,358)	—	889,337
R. Roger Berrier, Jr.	—	41,961	(5,508)	—	587,826
James M. Otterberg	—	—	598	84,102	—

(1)	Amounts represent Company contributions to the SERP on behalf of the NEOs during fiscal 2016. These amounts are reported in the Summary Compensation Table under “All Other Compensation.”

Potential Payments Upon Termination of Employment or Change in Control

Change in Control Agreements.  The Company entered into Change in Control Agreements in August 2009 with Messrs. Caudle, Jasper and Berrier and amended those agreements effective December 31, 2014, and entered into a similar agreement with Mr. Otterberg effective December 31, 2014. The primary purpose of the Change in Control Agreements is to promote stability and continuity within management in the event of a “change in control” (as defined below) transaction that might otherwise be distracting or disruptive to management’s continued performance of its responsibilities. The substantive terms are the same in each of the Change in Control Agreements. The Change in Control Agreements with Messrs. Jasper, Berrier and Otterberg expired upon the termination of their employment with the Company. The Change in Control Agreement with Mr. Caudle will expire on December 31, 2017 (assuming he remains employed with the Company through that date) unless it is extended or renewed, or unless a change in control occurs prior to that date; in the latter event, Mr. Caudle’s Change in Control Agreement would extend past December 31, 2017 and expire on the second anniversary of the change in control event.

The Change in Control Agreement with Mr. Caudle will provide for the severance benefits described below, if Mr. Caudle’s employment with the Company is terminated without “cause” or if he resigns for “good reason” within two (2) years following a “change in control” of the Company (as such terms are defined in the Change in Control Agreement):

●

2.99 times the average total compensation paid to Mr. Caudle during the five (5) calendar years preceding the change in control. This amount is paid in twenty-four (24) equal monthly installments without interest.

●

Continued participation in Company-sponsored life insurance, medical, health and accident and disability plans and programs until the earlier of the second anniversary of Mr. Caudle’s termination of employment or his commencement of full-time employment with a new employer.

Mr. Caudle’s Change in Control Agreement does not provide for any tax “gross-up” payments, and the salary continuation payments may also be reduced to an amount such that they do not constitute an excess parachute payment under Code Section 280G.

Outstanding Equity Awards.  Upon a “change in control” of the Company (as defined in the Company’s incentive compensation plans), all outstanding stock options and other stock awards under the plans will become fully vested and/or will be immediately exercisable.

Our NEOs may also become vested in restricted stock units and certain stock options that vest based on continued service with the Company, including the stock options granted to them in fiscal 2016, upon their retirement with approval by the Compensation Committee after attaining age 57 and upon a termination of employment due to death or disability. In addition, all of our unvested restricted stock unit awards granted to NEOs in prior fiscal years provide for accelerated vesting of all unvested restricted stock units upon the Company’s termination of a NEO’s employment without cause.

Hypothetical Payments Table.  The table below summarizes the potential severance payments and benefits payable to Mr. Caudle under his Change in Control Agreement and the value of the accelerated vesting of the NEOs’ equity awards upon termination of employment or a change in control of the Company as of the end of fiscal 2016 for each NEO (other than Messrs. Jasper, Berrier and Otterberg whose employment terminated during the year).

Name	Type of Payment or Benefit	Change in Control ($)	Termination for Any Reason ($)	Termination without Cause ($)	Termination Due to Death or Disability ($)	Termination Due to Approved Retirement ($)	Termination without Cause or Resignation for Good Reason within 2 Years After Change in Control ($)(1)
Thomas H. Caudle, Jr.	Severance and Benefit Continuation(2)	—	—	—	—	—	1,909,290
	Accelerated Equity Awards(3)(4)	34,710	—	26,290	34,710	34,710	34,710

	Total	34,710	—	26,290	34,710	34,710	1,944,000
Sean D. Goodman	Accelerated Equity Awards(3)(4)	525,800	—	525,800	525,800	—	525,800
Christopher A. Smosna	Accelerated Equity Awards(3)(4)	7,018	—	—	7,018	—	7,018

(1)	Amounts shown assume the Company experienced a change in control and the NEO was terminated without cause or resigned for good reason on June 26, 2016.

(2)	Consists of severance benefits and health and welfare benefits. Health and welfare benefits represents the aggregate estimated net cost to the Company of health and welfare benefits provided to each NEO under the terms of Mr. Caudle’s Change in Control Agreement.

(3)	As described above, all outstanding and unvested stock options and restricted stock units will become vested upon a change in control of the Company. In addition, upon a NEO’s termination of employment due to approved retirement, the unvested stock options that vest solely based on the NEO’s continued service (“time-based options”) are subject to accelerated vesting; upon a NEO’s termination of employment due to death or disability, all unvested time-based options and all unvested restricted stock units are subject to accelerated vesting; and upon a NEO’s termination of employment without cause (as defined in the applicable award agreements) after specified dates, all unvested restricted stock units are subject to accelerated vesting. Stock options that vest based on a NEO’s continued service and the Company’s achievement of a specified share price do not provide for such accelerated vesting upon termination due to death, disability or approved retirement or upon termination without cause.

(4)	For purposes of this table, it is assumed that: (i) all vested stock options are exercised on the last business day before June 26, 2016, and the value of such vested stock options is calculated by multiplying the number of stock options by the difference between the exercise price and the closing market price; and (ii) as of the date of termination or change in control, as applicable, each vested restricted stock unit is converted into one share of Common Stock and the aggregate value of such vested restricted stock units is calculated by multiplying the number of restricted stock units by the closing market price on the last business day before June 26, 2016.

Equity Compensation Plan Information

The following table provides information as of June 26, 2016, with respect to the securities authorized for issuance to the Company’s employees and directors under the 2013 Incentive Compensation Plan. The 2013 Incentive Compensation Plan, which was approved by the Company’s shareholders at the 2013 Annual Meeting of Shareholders, replaced the 2008 Unifi, Inc. Long-Term Incentive Plan (the “2008 LTIP”) for purposes of all incentive awards issued to the Company’s personnel after October 22, 2013. As a result, no further awards were made or will be made under the 2008 LTIP. Any option or restricted stock unit previously granted under the 2008 LTIP that is forfeited or cancelled may be reissued under the terms of the 2013 Incentive Compensation Plan and is included in the number of securities remaining available for future issuance reflected in column (c) in the table below. The Company does not have any equity compensation plans under which equity awards may be made that were not approved by its shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by security holders	902,892(1)	14.32	961,956
Equity compensation plans not approved by security holders	—	—	—

Total	902,892(1)	14.32	961,956

(1)	Includes securities issuable upon exercise of outstanding options and upon lapse of service-based vesting restrictions under restricted stock units that were issued pursuant to the 2013 Incentive Compensation Plan or the 2008 LTIP. As of June 26, 2016, (i) an aggregate of approximately 719,741 options remained outstanding as of such date; and (ii) an aggregate of approximately 183,151 restricted stock units remained outstanding as of such date. The weighted-average exercise price does not take into account restricted stock units, which do not have an exercise price.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Unifi’s executive officers, directors and persons who beneficially own more than 10% of the Company’s outstanding Common Stock (collectively, the “reporting persons”) to file with the SEC initial reports of their beneficial ownership and reports of changes in their beneficial ownership of Unifi’s Common Stock. Based solely on a review of such reports and written representations made by Unifi’s executive officers and directors that no other reports were required, the Company believes that the reporting persons complied with all applicable filing requirements on a timely basis during fiscal 2016.

Compensation Committee Interlocks and Insider Participation

William J. Armfield, IV, Archibald Cox, Jr., Kenneth G. Langone, James D. Mead and G. Alfred Webster (until the expiration of his term on October 21, 2015) served on the Compensation Committee in fiscal 2016. With the exception of Mr. Webster, who served as an Executive Vice President of Unifi until 2003, none of the directors who served on the Compensation Committee in fiscal 2016 has ever served as one of the Company’s officers or employees or had any relationship with the Company or any of its subsidiaries during fiscal 2016 pursuant to which disclosure would be required under the SEC rules pertaining to the disclosure of transactions with related persons. During fiscal 2016, none of the Company’s executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer of such other entity served on the Board or its Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended June 26, 2016.

Respectfully submitted by the Compensation Committee of the Board,

Archibald Cox, Jr., Chair

James M. Kilts

Kenneth G. Langone

Audit Committee Report

The primary purpose of the Audit Committee is to act on behalf of the Board in its oversight of all material aspects of the accounting and financial reporting processes, internal controls and internal audit functions of the Company, including its compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Management has primary responsibility for the Company’s consolidated financial statements and reporting processes, including its internal controls and disclosure controls and procedures. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 26, 2016. This review included a discussion of the quality and acceptability of the Company’s financial reporting and internal controls. During the past fiscal year, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The Audit Committee also received during the past fiscal year the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the reviews, discussions and disclosures referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company for the fiscal year ended June 26, 2016 be included in its Annual Report on Form 10-K for such fiscal year.

Respectfully submitted by the Audit Committee of the Board,

Suzanne M. Present, Chair

Robert J. Bishop

Archibald Cox, Jr.

Proposal 2: Approval of the Amendment to

the Company’s Restated Certificate of Incorporation

to Reduce the Required Minimum Number of Directors

on the Board of Directors

On August 23, 2016, the Board of Directors approved, and recommended for approval by the shareholders at the Annual Meeting, an amendment to the Company’s Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) to reduce the required minimum number of directors on the Board of Directors from seven (7) directors to three (3) directors, with the exact number of directors to be fixed by the Company’s Restated By-laws (the “Proposed Amendment”). The Board of Directors currently consists of nine (9) directors. By allowing the Board of Directors to consider a smaller board size, the Proposed Amendment provides the Board with additional flexibility to determine the optimal board size. In addition, the Proposed Amendment allows the Board to avoid potential situations in which it would be required to quickly fill unexpected vacancies in order to meet the existing minimum size requirements, enabling the Company to conduct a thorough and organized search for the most qualified director candidates.

The full text of Article SEVENTH of the Restated Certificate of Incorporation, as proposed to be amended, is as follows:

“SEVENTH: The number of Directors shall be fixed in the By-laws but in no case shall be less than three (3), but this number may be increased and subsequently increased or decreased from time to time by the affirmative vote of the majority of the Board, except that the number of Directors shall not be less than three (3). A Director shall hold office until his or her successor shall be elected and qualified, subject to prior death, resignation, retirement or removal from office.

Newly created directorships resulting from an increase in the number of Directors and vacancies caused by death, resignation, retirement or removal from office, may be filled by the vote of a majority of the Directors remaining in office. Any Director elected by the Board to fill a vacancy shall serve until the next meeting of the Shareholders, at which the election of Directors is in the regular order of business, and until his or her successor is elected and qualified. In no case will a decrease in the number of Directors shorten the term of an incumbent Director.”

The Board of Directors will also amend the Company’s Restated By-laws to the extent necessary to make them consistent with the Proposed Amendment.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the amendment to the Restated Certificate of Incorporation to reduce the required minimum number of directors on the Board of Directors.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote “FOR” the approval of the amendment to the Restated Certificate of Incorporation to reduce the required minimum number of directors on the Board of Directors.

Proposal 3: Advisory Vote to Approve

Named Executive Officer Compensation

As required by Section 14A of the Exchange Act, this proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of the Company’s NEOs. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of the Company’s NEOs and its compensation philosophy, policies and practices. At the Company’s 2011 Annual Meeting of Shareholders, a majority of the shareholders voted to hold an advisory vote to approve the Company’s NEO compensation every year, as recommended by the Board.

The Company’s executive compensation program is designed not only to attract and retain highly qualified and effective executives, but also to motivate them to contribute substantially to the Company’s future success for the long-term benefit of shareholders and to reward them for doing so. Accordingly, the Compensation Committee and the Board believe that there should be a strong relationship between pay and corporate performance (both financial results and stock price), and that the Company’s executive compensation program reflects this belief.

In keeping with its overall compensation philosophy, the compensation received by Unifi’s executives during fiscal 2016 reflects the Company’s overall performance:

●	Increased base salaries for the NEOs for fiscal 2016 after leaving them unchanged in 2015.

●	Awarded cash bonus payments to Messrs. Caudle, Goodman and Smosna based on the Company’s adjusted EBITDA performance for fiscal 2016.

●	Granted long-term incentives in the form of three (3)-year installment vesting stock options to promote executive retention and further align executive pay with long-term shareholder value.

The Company’s NEO compensation received the approval of more than 95% of the votes cast at the 2015 Annual Meeting of Shareholders.

Accordingly, the Company is asking shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby approved.”

The vote is advisory, which means that the shareholder vote on this proposal will not be binding on Unifi, the Compensation Committee or the Board of Directors. However, the Compensation Committee and the Board value the opinions of the Company’s shareholders and will carefully consider the outcome of the vote when making future compensation decisions for Unifi’s NEOs. The next say-on-pay vote will occur at the 2017 Annual Meeting of Shareholders.

The Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s NEOs as disclosed in this Proxy Statement.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s NEOs as disclosed in this Proxy Statement.

Proposal 4: Ratification of the Appointment of

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed KPMG LLP (“KPMG”) to serve as Unifi’s independent registered public accounting firm for fiscal 2017. KPMG has served as the Company’s independent registered public accounting firm since 2011. The Audit Committee reviewed and discussed the performance of KPMG for fiscal 2016 prior to its appointment of KPMG to serve as Unifi’s independent registered public accounting firm for fiscal 2017.

The Company expects that representatives of KPMG will be present at the Annual Meeting, and the representatives will have an opportunity to make a statement if they desire to do so. The representatives are also expected to be available to respond to appropriate questions from shareholders.

Shareholder ratification of the Audit Committee’s appointment of KPMG as Unifi’s independent registered public accounting firm is not required. Nevertheless, the Board is submitting the appointment of KPMG to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of KPMG. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal 2017.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote “FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal 2017.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by KPMG for the audit of the Company’s consolidated financial statements for the fiscal years ended June 26, 2016 and June 28, 2015 and fees billed for other services rendered by KPMG during those periods.

	Fiscal 2016 ($)	Fiscal 2015 ($)
Audit Fees(1)	1,044,817	857,214
Audit-Related Fees	—	—
Tax Fees(2)	244,126	628,027
All Other Fees	—	—

Total	1,288,943	1,485,241

(1)	Audit Fees consist of fees billed for the respective year for professional services associated with the annual financial statements audit and quarterly financial statement reviews, services related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and consultations in connection with statutory and regulatory filings or engagements.

(2)	Tax Fees consist of fees billed for the respective year for tax compliance, consultation and related matters.

Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee has implemented procedures under the Company’s Audit Committee Pre-Approval Policy for Audit and Non-Audit Services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit

Committee pre-approves the use of the Company’s independent registered public accounting firm for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before the service may be provided by the Company’s independent registered public accounting firm. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. For fiscal 2016, all of the audit fees were approved by the Audit Committee in accordance with the above procedures. All of the other fees billed by KPMG to the Company for fiscal 2016 were approved by the Audit Committee by means of specific pre-approvals. All non-audit services provided in fiscal 2016 were reviewed with the Audit Committee, which concluded that the provision of such services by KPMG was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Additional Information

Shareholder Proposals for the 2017 Annual Meeting

Shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2017 Annual Meeting of Shareholders must be received by the Company no later than May         , 2017. Such proposals must also comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals should be addressed to the attention of the Company’s Secretary at Unifi, Inc. c/o Secretary, 7201 West Friendly Avenue, Greensboro, North Carolina 27410.

In addition, notice of any shareholder proposal intended to be presented at the 2017 Annual Meeting of Shareholders, but that will not be included in the Company’s proxy statement and form of proxy relating to the 2017 Annual Meeting of Shareholders, must be delivered to, or mailed and received by, the Company’s Secretary at Unifi, Inc. c/o Secretary, 7201 West Friendly Avenue, Greensboro, North Carolina 27410 not earlier than June 28, 2017 and not later than July 28, 2017. The notice must contain the information required by the Company’s Restated By-laws. If the date of the annual meeting is advanced or delayed by more than thirty (30) days from October 26, 2017, the notice must be delivered or received not later than the later of (i) ninety (90) days prior to the date of the 2017 Annual Meeting of Shareholders and (ii) ten (10) days following the day on which the Company first announced publicly, or mailed notice to the shareholders of, the date of such meeting.

2016 Annual Report to Shareholders

This Proxy Statement is accompanied by the 2016 Annual Report to Shareholders, and these materials are also available at www.proxyvote.com and the investor relations portion of the Company’s website, www.unifi.com. The 2016 Annual Report to Shareholders, which contains the audited consolidated financial statements and other information about the Company, is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

Annual Report on Form 10-K

The Company also will provide without charge to each person solicited pursuant to this Proxy Statement, upon the written request of any such person, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 26, 2016, including the financial statements and the financial statement schedules required to be filed with the SEC, or any exhibit thereto. Requests should be in writing and addressed to the attention of the Company’s Secretary at Unifi, Inc. c/o Secretary, 7201 West Friendly Avenue, Greensboro, North Carolina 27410.

Householding

The SEC has adopted rules permitting companies to mail one annual report and proxy statement, or notice of internet availability of proxy materials, as applicable, in one envelope to all shareholders residing at the same address if certain conditions are met. This is called “householding” and can result in significant savings of paper and mailing costs. The Company has not implemented householding with respect to its shareholders of record; however, a number of brokerage firms have instituted householding that may impact certain beneficial owners of shares held in street name. If members of your household have multiple accounts through which they hold Common Stock, you may have received a householding notification from your bank, broker or other nominee. Please contact your bank, broker or other nominee directly if you have any questions or wish to revoke your decision to household or to receive an additional copy of this Proxy Statement, the 2016 Annual Report to Shareholders or Notice of Internet Availability for members of your household.

Appendix A

Non-GAAP Financial Performance Measures

Unifi, Inc. (the “Company”) prepares its financial statements and reports in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company’s executive compensation program uses adjusted EBITDA as a measure of the Company’s financial performance for purposes of determining the incentive compensation earned by executives under the program.

The Compensation Committee uses adjusted EBITDA as a measure for annual incentive compensation purposes because the Compensation Committee believes adjusted EBITDA provides a clear indicator of cash generation, which is a key performance indicator used by the Board of Directors and management to assess the Company’s operating results generally. However, this financial performance measure is not calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for, net income and other financial results reported in the Company’s financial statements prepared in accordance with GAAP.

The Company’s methods of determining adjusted EBITDA may differ from the methods used by other companies. Accordingly, this non-GAAP financial performance measure may not be comparable to measures used by other companies.

The following table sets forth the reconciliation of the amount reported under GAAP for net income attributable to Unifi, Inc. to adjusted EBITDA for the fiscal year ended June 26, 2016 (in thousands):

Net income attributable to Unifi, Inc.	$34,415
Interest expense, net	2,884
Provision for income taxes	15,073
Depreciation and amortization expense	16,893

EBITDA	$69,265
Equity in earnings of Parkdale America, LLC	(6,074)

EBITDA excluding Parkdale America, LLC	$63,191
Key employee transition costs	2,166
Non-cash compensation expense	2,501
Foreign currency transaction losses	397
Net loss on sale of disposal of assets	(13)
Other, net	399

Adjusted EBITDA	$68,641

The amounts presented in the reconciliation above may not be consistent with amounts included in the Company’s consolidated financial statements due to the impact of the non-controlling interest in Repreve Renewables, LLC. In the fourth quarter of fiscal 2016, the Company simplified the calculation of adjusted EBITDA by eliminating certain adjustments. Most notably, the Company will no longer include an adjustment for non-cash compensation expenses. This simplification is intended to improve the transparency and consistency of management’s primary non-GAAP performance metric. The reconciliation shown above has reconciled adjusted EBITDA under the previous definition, because the performance targets under the annual incentive plan for fiscal 2016 were established prior to the Company’s adoption of the new definition.

A-1

PRELIMINARY COPY – SUBJECT TO COMPLETION UNIFI, INC. 7201 WEST FRIENDLY AVENUE GREENSBORO, NC 27410 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on October 25, 2016. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Unifi, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on October 25, 2016. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E13387-P82618 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. UNIFI, INC. Uni?’s Board of Directors recommends that you vote “FOR” each of the nominees named in Proposal 1. 1. Election of directors Nominees: For Against Abstain 1a. Robert J. Bishop 1b. Thomas H. Caudle, Jr. 1c. Paul R. Charron 1d. Archibald Cox, Jr. 1e. James M. Kilts 1f. Kenneth G. Langone 1g. James D. Mead 1h. Suzanne M. Present Unifi’s Board of Directors recommends that you vote “FOR” Proposals 2, 3 and 4. 2. Approval of the amendment to Unifi’s Restated Certificate of Incorporation to reduce the required minimum number of directors on Unifi’s Board of Directors. 3. Advisory approval of the compensation paid to Unifi’s named executive officers in fiscal 2016. 4. Ratification of the appointment of KPMG LLP as Unifi’s independent registered public accounting firm for fiscal 2017. NOTE: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. EACH OF PROPOSALS 1, 2, 3 AND 4 HAS BEEN PROPOSED BY UNIFI, INC. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other ?duciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized of?cer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com. FOLD AND DETACH HERE E13388-P82618 UNIFI, INC. 2016 Annual Meeting of Shareholders October 26, 2016 This proxy is solicited by Unifi’s Board of Directors. The undersigned hereby appoint(s) Thomas H. Caudle, Jr. and Sean D. Goodman, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Uni?, Inc. that the undersigned is/are entitled to vote at the 2016 Annual Meeting of Shareholders to be held at 8:30 a.m., Eastern Time, on Wednesday, October 26, 2016 at The Roosevelt Hotel located at 45 East 45th Street & Madison Avenue, New York, NY 10017, and any adjournment or postponement thereof. The proxy holders are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof, exercising their discretion as set forth in the Notice of Annual Meeting and Proxy Statement. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES NAMED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE, OR FOLLOW THE INSTRUCTIONS TO VOTE BY INTERNET OR PHONE. (Continued and to be signed on reverse side)